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                                                                    Exhibit 10.1

                                Hong Kong Offer
                             Underwriting Agreement


among

(1)  TOM Online Inc.
     as the Company

(2) TOM Group Limited (formerly TOM.COM LIMITED) as TOM

(3)  Citigroup Global Markets Asia Limited
     as Citigroup

(4)  Morgan Stanley Dean Witter Asia Limited
     as Morgan Stanley

and

(5)  The companies named in Schedule 1
     as the Hong Kong Underwriters



relating to

a public offer of 100,000,000 ordinary shares (subject to adjustment) and a preferential offering of 38,782,700 ordinary shares (subject to adjustment) of par value HK$0.01 each in the capital of TOM Online Inc. in Hong Kong, as part of a global offering


Simmons & Simmons

35th Floor Cheung Kong Center 2 Queen's Road Central Hong Kong
T (852) 2868 1131 F (852) 2810 5040 DX 009121 Central 1


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                                    CONTENTS

1.   INTERPRETATION.....................................................  2

2.   THE GLOBAL OFFERING................................................ 12

3.   THE HONG KONG OFFER................................................ 15

4.   COSTS, EXPENSES, FEES AND COMMISSIONS.............................. 23

5.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS....................... 24

6.   FURTHER UNDERTAKINGS............................................... 25

7.   INDEMNITY.......................................................... 28

8.   TERMINATION IN EXCEPTIONAL CIRCUMSTANCES........................... 29

9.   GENERAL PROVISIONS................................................. 31

schedule 1 : HONG KONG UNDERWRITERS..................................... 35

schedule 2 : CONDITIONS PRECEDENT DOCUMENTS............................. 36

schedule 3 :  WARRANTIES................................................ 39

3.   Reorganisation..................................................... 40

                                       i

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THIS AGREEMENT is made on 1 March 2004

BY:

(1) TOM ONLINE INC. (the "Company"), a company incorporated in the Cayman Islands and having its registered office at P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies and its principal place of business at 8/th/ Floor, Tower W3, Oriental Plaza, No.1 Dong Chang An Avenue, Dong Cheng District, Beijing 100738, the People's Republic of China;

(2) TOM GROUP LIMITED ("TOM") (formerly TOM.COM LIMITED), a company incorporated in the Cayman Islands and having its registered office at P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies and its principal place of business in Hong Kong at 48/th/ Floor, The Center, 99 Queen's Road Central, Hong Kong;

(3) CITIGROUP GLOBAL MARKETS ASIA LIMITED ("Citigroup"), a company incorporated in Hong Kong and having its principal place of business in Hong Kong at 20/th/ Floor, Three Exchange Square, 8 Connaught Place, Central, Hong Kong;

(4) MORGAN STANLEY DEAN WITTER ASIA LIMITED ("Morgan Stanley"), a company incorporated in Hong Kong and having its principal place of business in Hong Kong at 30/th/ Floor, Three Exchange Square, Central, Hong Kong; and

(5) THE COMPANIES NAMED IN SCHEDULE 1 (the "Hong Kong Underwriters"), the names and addresses of which are set out in Schedule 1.


RECITALS:

(A) The Company was incorporated in the Cayman Islands on 28 August 2001 and was registered in Hong Kong as an oversea company under Part XI of the Companies Ordinance on 7 October 2003.

(B) As at the date hereof, the authorised share capital of the Company is HK$100,000,000 divided into 10,000,000,000 Shares, of which 2,800,000,000
     Shares have been allotted and issued and are fully paid or credited as fully paid.

(C) As at the date hereof, TOM is the sole registered and beneficial owner of all the issued share capital of the Company. The shares of TOM are listed on GEM.

(D) The Company has made arrangements for (1) the Hong Kong Offer Shares to be offered for subscription to the public, (2) the Reserved Shares to be offered for subscription to the Qualifying Shareholders, (3) the International Offering Shares to be offered for subscription by way of an international placing outside the United States and Canada, and (4) the US Offering Shares to be offered for subscription in the United States and Canada.

(E) The Hong Kong Underwriters have severally agreed to underwrite the Hong Kong Public Offering on the terms and subject to the conditions set out in this Agreement.

(F) The Company proposes to appoint The Hongkong and Shanghai Banking Corporation Limited and Bank of China (Hong Kong) Limited to act as receiving bankers for the Hong Kong Public Offering and the Preferential Offering.

(G) The Company proposes to appoint Computershare Hong Kong Investor Services Limited to act as the Company's Hong Kong share registrar and transfer office.

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(H)  As part of the Global Offering, the Company, TOM, the US Underwriters, the
     International Underwriters and Joint Global Coordinators have separately entered into the International Underwriting Agreement providing for the underwriting of the International Offering and the US Offering by the International Underwriters and US Underwriters, subject to the terms and conditions set out in the International Underwriting Agreement.

(I) Citigroup and Morgan Stanley, as joint sponsors to the Company, have, on behalf of the Company, submitted an application to the Stock Exchange for the listing of, and permission to deal in, the Shares in issue and the Shares to be issued and listed on GEM as described in the Prospectus.

(J) The Warrantors have agreed to give certain representations. warranties and undertakings as contained in this Agreement.

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Agreement (including the Recitals and the Schedules), the following expressions shall, unless the context otherwise requires, have the following meanings:

     "Acceptance Date"                      5 March 2004, being the date on
                                            which the Application Lists closes
                                            in accordance with the provisions of
                                            Clause 3.1(C) (subject to
                                            postponement as set out in that
                                            Clause);

     "Accepted Hong Kong Public Offering    the Hong Kong Public Offering
     Applications"                          Applications which have been
                                            accepted (whether in whole or in
                                            part) pursuant to Clause 3.1(D);

     "Accepted Preferential Offering        the Preferential Offering
     Applications"                          Applications which have been
                                            accepted (whether in whole or in
                                            part) pursuant to Clause 3.1(D);

     "Accounts Date"                        31 December 2003;

     "ADSs" American depositary shares to be issued by the Citibank, N.A. which are to be included for quotation on NASDAQ, each of which representing 80 Shares;

     "affiliates"                           shall have the meaning as set out in
                                            Regulation S-X, namely that an
                                            "affiliate" of, or a person
                                            "affiliated" with, a specific person
                                            is a person that directly, or
                                            indirectly through one or more
                                            intermediaries, controls, or is
                                            controlled by, or is under common
                                            control with, the person specified;

     "Application Lists"                    the application lists for the Hong
                                            Kong Public Offering and the
                                            Preferential Offering;

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     "Approvals"                            includes all approvals, sanctions,
                                            consents, permissions,
                                            authorisations, filings,
                                            certificates, permits, licences,
                                            clearances, orders, declarations,
                                            waivers, exemptions, authority and
                                            registrations;

     "Articles"                             the articles of association of the
                                            Company as at the date of this
                                            Agreement;

     "Associate"                            has the meaning ascribed to the term
                                            "associate" in the GEM Listing
                                            Rules;

     "Board"                                the board of directors of the
                                            Company;

     "Business Day"                         any day (other than a Saturday or
                                            Sunday) on which banks in Hong Kong
                                            are generally open for banking
                                            business;

     "CCASS" the Central Clearing and Settlement System established and operated by Hong Kong Securities Clearing
                                            Company Limited;

     "Companies Law"                        the Companies Law (2003 Revision),
                                            Chapter 22 of the Laws of the Cayman
                                            Islands;

     "Companies Ordinance"                  the Companies Ordinance (Chapter 32
                                            of the Laws of Hong Kong);

     "Conditions"                           the conditions set out in Clauses
                                            2.1(A) and 2.1(E);

     "Conditions Precedent Documents"       the documents listed in Schedule 2;

     "Deed of Indemnity"                    the deed in relation to, inter alia,
                                            the tax indemnity provided in
                                            connection with the Hong Kong Public
                                            Offering entered into between TOM
                                            and the Company on the date of this
                                            Agreement;

     "Deed of Non-competition"              the deed of non-competition entered
                                            into between TOM and the Company,
                                            dated 27 February 2004;

     "Directors"                            the directors of the Company whose
                                            names are set out in the section
                                            headed "Directors, senior management
                                            and staff" in the Prospectus;

     "dispose"                              sell, transfer, assign, create any
                                            option, lien or third party rights,
                                            charge, pledge or encumber or agree
                                            to or allow any of the above and
                                            "disposal" shall be construed
                                            accordingly;

     "Escrow Agreements"                    the two escrow agreements to be
                                            entered into between The Hongkong &
                                            Shanghai Banking Corporation Limited
                                            and (i) TOM and (ii) Cranwood
                                            Company Limited;

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     "Exchange Act"                         the US Securities Exchange Act of
                                            1934, as amended;

     "Force Majeure Expiry Date"            the date being the Listing Date;

     "Force Majeure Expiry Time"            8:00 a.m. on the Force Majeure
                                            Expiry Date;

     "Formal Notice"                        the formal notice to be published in
                                            connection with the Hong Kong Public
                                            Offering in the agreed form;

     "GEM"                                  the Growth Enterprise Market of the
                                            Stock Exchange;

     "GEM Listing Committee"                the listing sub-committee of the
                                            board of the Stock Exchange with
                                            responsibility for GEM;

     "GEM Listing Rules"                    the Rules Governing the Listing of
                                            Securities on the Growth Enterprise
                                            Market of The Stock Exchange of Hong
                                            Kong Limited;

     "GEM Website"                          the Internet website operated by the
                                            Stock Exchange for the purposes of
                                            GEM;

     "Global Offering"                      the Hong Kong Public Offering, the
                                            Preferential Offering, the
                                            International Offering and the US
                                            Offering;

     "Group" the Company and the Subsidiaries or, where the context refers to any time prior to the effective date of the Reorganisation, the Company's present subsidiaries or the businesses operated by such subsidiaries or their respective predecessors (as the case may be);

     "HK dollars" or "HK$"                  Hong Kong dollars, the lawful
                                            currency of Hong Kong;

     "Hong Kong"                            the Hong Kong Special Administrative
                                            Region of the PRC;

     "Hong Kong Offer"                      the Hong Kong Public Offering and
                                            the Preferential Offering;

     "Hong Kong Offer Documents"            the Hong Kong Public Offering
                                            Documents and the Preferential
                                            Offering Documents;

     "Hong Kong Offer Shares"               the Hong Kong Public Offering Shares
                                            and the Reserved Shares;

     "Hong Kong Pricing Letter"             the letter agreement to be entered
                                            into between the Joint Global
                                            Coordinators, on behalf of the Hong
                                            Kong Underwriters, and the Company
                                            immediately following the
                                            determination of the Issue Price in
                                            accordance with Clause 2.2 to record
                                            the price so determined;

     "Hong Kong Public Offering"            the offer of the Hong Kong Public
                                            Offering Shares to members of the
                                            public in Hong Kong on and subject
                                            to the terms and conditions set out
                                            in the Hong Kong Public Offering
                                            Documents;

     "Hong Kong Public Offering             the white and yellow application
     Application Forms"                     forms on which Hong Kong Public
                                            Offering Applications may be made,
                                            copies of which have been furnished
                                            by the Company to the Joint Global
                                            Coordinators prior to signing of
                                            this Agreement;

     "Hong Kong Public Offering             application moneys received in
     Application Moneys"                    respect of the Hong Kong Public
                                            Offering Applications;

     "Hong Kong Public Offering             applications for the Hong Kong
     Applications"                          Public Offering Shares made on the
                                            Hong Kong Public Offering
                                            Application Forms and accompanied by
                                            cheques or cashier's orders for the
                                            full amount payable on application
                                            which are honoured on first (or, at
                                            the Joint Global Coordinators'
                                            option, subsequent) presentation and
                                            otherwise in compliance with the
                                            terms of the Hong Kong Public
                                            Offering Documents;

     "Hong Kong Public Offering Documents"  the Prospectus and the Hong Kong
                                            Public Offering Application Forms;

     "Hong Kong Public Offering             means a situation where the number
     Over-Subscription"                     of Hong Kong Public Offering Shares
                                            comprised in Accepted Hong Kong
                                            Public Offering Applications is
                                            greater than the aggregate number of
                                            the Hong Kong Public Offering
                                            Shares;

     "Hong Kong Public Offering Shares"     the Shares initially to be offered
                                            pursuant to the Hong Kong Public
                                            Offering, being 100,000,000 in
                                            number, subject to adjustment under
                                            Clauses 2.3 and 2.4;

     "Hong Kong Public Offering Under-      has the meaning ascribed thereto in
     Subscription"                          Clause 3.4(B);

     "Hong Kong Public Offering             in relation to any Hong Kong
     Underwriting Commitment"               Underwriter, the maximum number of
                                            Hong Kong Public Offering Shares,
                                            the application for which such Hong
                                            Kong Underwriter has agreed to
                                            underwrite pursuant to the terms of
                                            this Agreement as shown opposite its
                                            name in column (II) in Clause
                                            3.4(B)(1), subject to adjustment as
                                            set out in Clauses 2.3 and 2.4;

     "International Offering"               the conditional placing of the
                                            International Offering Shares to
                                            investors outside the US and Canada
                                            as referred to in the Prospectus;

     "International Offering Shares"        the ADSs initially to be placed
                                            under the International Offering,
                                            being 5,625,000 ADSs in number
                                            (equivalent to 450,000,000 Shares)
                                            (which may, at the option of
                                            investors, be delivered in the form
                                            of Shares), subject to adjustment as
                                            set out in the International
                                            Underwriting Agreement, the
                                            Intersyndicate Agreement and Clauses
                                            2.3 and 2.4;

     "International Underwriters"           the underwriters of the
                                            International Offering as set out in
                                            the International Underwriting
                                            Agreement;

     "International Underwriting Agreement" the agreement relating to the underwriting of the US Offering and
                                            the International Offering to be
                                            entered into between the Company,
                                            the US Underwriters, the
                                            International Underwriters and the
                                            Joint Global Coordinators on the
                                            Price Determination Date;

     "Intersyndicate Agreement"             the agreement among the Hong Kong
                                            Underwriters, the US Underwriters
                                            and the International Underwriters
                                            and the Joint Global Coordinators
                                            expected to be entered into on the
                                            Price Determination Date;

     "Issue Price"                          the Hong Kong dollar price per Share
                                            at which the Hong Kong Offer Shares
                                            are to be subscribed, being
                                            initially HK$1.50 per Share, subject
                                            to final determination in accordance
                                            with Clause 2.2;

     "Joint Global Coordinators"            Citigroup and Morgan Stanley;

     "Laws" include all laws, rules, regulations, guidelines, opinions, notices, circulars, orders, judgments, decrees or rulings of any court, government. governmental or regulatory authority (including, without limitation, the Stock
                                            Exchange);

     "Listing Date"                         the day on which dealings in the
                                            Shares commence on GEM;
                                       6

     "NASDAQ"                               the Nasdaq National Market in the
                                            US;

     "Nominees"                             HSBC Nominees (Hong Kong) Limited;

     "Offer Shares"                         the Hong Kong Public Offering
                                            Shares, the Reserved Shares, the
                                            International Offering Shares and
                                            the US Offering Shares;

     "Operative Documents"                  the Reorganisation Documents, the
                                            Receiving Bankers Agreement, the
                                            Registrar Agreement, the Deed of
                                            Non-competition, the Deed of
                                            Indemnity and the Escrow Agreements;

     "Over-allotment Option"                the option to be granted by TOM to
                                            the Joint Global Coordinators to
                                            require TOM to sell the
                                            Over-allotment Shares pursuant to
                                            the provisions of the International
                                            Underwriting Agreement;

     "Over-allotment Shares"                up to 150,000,000 Shares which TOM
                                            may be required to sell at the Issue
                                            Price pursuant to the Over-allotment
                                            Option;

     "Overseas Shareholders"                holders of shares in TOM whose
                                            addresses on the register of members
                                            of TOM were outside Hong Kong as at
                                            close of business on the Record
                                            Date;

     "PRC" the People's Republic of China (which shall for the purposes of this Agreement, unless otherwise expressly provided, excludes Hong Kong, the Macau Special
                                            Administrative Region of the PRC and
                                            Taiwan);

     "Preferential Offering"                the preferential offering to the
                                            Qualifying Shareholders to subscribe
                                            for the Reserved Shares on a
                                            preferential basis pursuant to
                                            assured entitlements on and subject
                                            to the terms and conditions set out
                                            in the Preferential Offering
                                            Documents;

     "Preferential Offering Application     the blue application forms on which
     Forms"                                 the Preferential Offering
                                            Applications may be made, a copy of
                                            which has been furnished by the
                                            Company to the Joint Global
                                            Coordinators prior to signing of
                                            this Agreement;

     "Preferential Offering Application     subscription moneys received in
     Moneys"                                respect of the Preferential
                                            Offering;

     "Preferential Offering Applications"   applications for the Reserved Shares
                                            made on the Preferential Offering
                                            Application Forms and accompanied by
                                            cheques or cashier's orders for the
                                            full amount payable on application
                                            which are honoured on first (or, at
                                            the Joint Global Coordinators'
                                            option, subsequent) presentation and
                                            otherwise in compliance with the
                                            terms of the Preferential Offering
                                            Documents;

     "Preferential Offering Documents"      the Prospectus and the Preferential
                                            Offering Application Forms;

     "Pre-IPO Share Option Plan"            the pre-IPO share option plan of the
                                            Company, the principal terms of
                                            which are summarised in the
                                            paragraph headed "Share Options" in
                                            Appendix VII to the Prospectus;

     "Price Determination Date"             means 5 March 2003 (New York time)
                                            or such other time or date as the
                                            Company and the Joint Global
                                            Coordinators may agree, being the
                                            date on which the Issue Price is
                                            fixed for the purposes of the Hong
                                            Kong Public Offering in accordance
                                            with Clause 2.2;

     "Property Valuers"                     American Appraisal China Limited;

     "Prospectus"                           the prospectus to be issued by the
                                            Company in connection with the Hong
                                            Kong Public Offering and the
                                            Preferential Offering, a copy of
                                            which has been furnished by the
                                            Company to Joint Global Coordinators
                                            prior to signing of this Agreement;

     "Prospectus Date"                      the date of issue of the Prospectus,
                                            which is intended to be on or about
                                            2 March 2004;

     "Qualifying Shareholders"              the shareholders of TOM whose names
                                            appeared on the register of members
                                            of TOM as holding shares in TOM as
                                            at the close of business on the
                                            Record Date, other than the Overseas
                                            Shareholders;

     "Receiving Bankers"                    The Hongkong and Shanghai Banking
                                            Corporation Limited and Bank of
                                            China (Hong Kong) Limited;

     "Receiving                             Bankers Agreement" the agreement
                                            entered into by the Company, the
                                            Receiving Bankers, the Nominees and
                                            the Joint Global Coordinators on the
                                            date of this Agreement;

     "Record Date"                          Date" 24 February 2004, being the
                                            record date for ascertaining the
                                            assured entitlements of the
                                            Qualifying Shareholders to apply for
                                            the Reserved Shares;

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     "Reference Public Offering Amount"   the amount obtained by A x (B - C)
                                         where A = the Issue Price, B = the
                                         initial Hong Kong Public Offering
                                         Shares, C = the number of unsubscribed
                                         Hong Kong Public Offering Shares which
                                         are reallocated to the International
                                         Offering and/or the US Offering in
                                         accordance with Clause 2.4;

     "Registrar"                         Computershare Hong Kong Investor
                                         Services Limited;

     "Registrar Agreement"               the registrar and transfer agent
                                         agreement entered into between the
                                         Company and the Registrar, dated 1
                                         March 2004, a copy of which has been
                                         furnished by the Company to the Joint
                                         Global Coordinators prior to signing of
                                         this Agreement;

     "Regulation S"                      Regulation S under the Securities Act;


     "Relevant Public Offering           In relation to any Hong Kong
     Application"                        Underwriter, a Hong Kong Public
                                         Offering Application made or procured
                                         to be made by such Hong Kong
                                         Underwriter, the number of Hong Kong
                                         Public Offering Shares comprised in
                                         which is applied to reduce the Hong
                                         Kong Public Offering Underwriting
                                         Commitment of such Hong Kong
                                         Underwriter pursuant to the provisions
                                         of Clause 3.4(A);

     "Reorganisation"                    the corporate reorganisation of the
                                         business operations, assets and
                                         liabilities of the Group as described
                                         in the paragraph headed "Corporate
                                         reorganization" in Appendix VII to the
                                         Prospectus;

     "Reorganisation Documents"          the documents referred to in the
                                         section headed "Corporate
                                         reorganization" in Appendix VII to the
                                         Prospectus;

     "Reporting Accountants"             PricewaterhouseCoopers, certified
                                         public accountants;

     "Reserved Shares"                   the Shares initially to be offered
                                         pursuant to the Preferential Offering,
                                         being 38,782,700 in number, subject to
                                         any adjustment as provided in the
                                         Intersyndicate Agreement and the
                                         International Underwriting Agreement;

     "Securities Act"                    the United States Securities Act of
                                         1933, as amended;

     "SFC"                               the Securities and Futures Commission
                                         in Hong Kong;

     "Share Option Scheme"               the share option scheme of the Company,
                                         the principal terms of which are
                                         summarised in the paragraph headed
                                         "Share Options" in Appendix VII to the
                                         Prospectus;

     "Shares" ordinary shares of nominal value HK$0.01 each in the share capital of the Company;

     "Stock Exchange"                    The Stock Exchange of Hong Kong
                                         Limited;

     "Subsidiaries"                      the subsidiaries of the Company, the
                                         names of which are listed in the
                                         accountants' report included as
                                         Appendix I to the Prospectus;

     "Takeovers Code"                    the Code on Takeovers and Mergers of
                                         Hong Kong;

     "Underwriters"                      the Hong Kong Underwriters, the US
                                         Underwriters and the International
                                         Underwriters;

     "United States or Canadian Person"  any national or resident of the United
                                         States or Canada, or any corporation,
                                         pension, profit-sharing or other trust
                                         or other entity organized under the
                                         laws of the United States or Canada or
                                         any political subdivision thereof
                                         (other than a branch located outside
                                         the United States and Canada of any
                                         United States or Canadian Person), and
                                         shall include any United States or
                                         Canadian branch of a person who is
                                         otherwise not a United States or
                                         Canadian Person;

     "US" or "United States"             the United States, as defined in
                                         Regulation S;

     "US dollars" or "US$"               United States dollars, the lawful
                                         currency of the United States;

     "US Offering"                       the offering of the US Offering Shares
                                         by the US Underwriters in the United
                                         States and Canada;

     "US Offering Shares"                5,625,000 ADSs (representing
                                         450,000,000 Shares) (which may, at the
                                         option of investors, be delivered in
                                         the form of Shares) pursuant to the US
                                         Offering, subject to adjustment as
                                         provided in the International
                                         Underwriting Agreement, the
                                         Intersyndicate Agreement and Clauses
                                         2.3 and 2.4;

     "US Underwriters"                   the underwriters of the US Offering led
                                         by Citigroup Global Markets Inc. and
                                         Morgan Stanley & Co. Incorporated as
                                         set out in the International
                                         Underwriting Agreement;

     "Verification Notes"                the verification notes prepared by
                                         Simmons & Simmons in connection with
                                         the verification of the Prospectus;

     "Warranties"                        the representations, warranties and
                                         undertakings to be given by the
                                         Warrantors referred to in Clause 5 and
                                         Schedule 3; and "Warranty" shall be
                                         construed accordingly; and

     "Warrantors"                        the Company and TOM.

1.2  Other interpretation

     In this Agreement, unless otherwise specified:

     (A) References to Recitals, Clauses, paragraphs, sub-paragraphs or Schedules are to recitals, clauses, paragraphs, sub-paragraphs of or schedules to this Agreement and the Recitals and the Schedules shall form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

     (B) The headings are for convenience only and do not affect interpretation of this Agreement.

     (C)  Unless the context otherwise requires:

          (1)  words in the singular include the plural, and vice versa;

          (2) words importing any gender or the neuter include all genders and the neuter;

          (3) a reference to a "person" shall be construed so as to include any individual, firm, business, company, body corporate or unincorporated or other juridical person, government, federation, state or agency thereof or any joint venture, association, partnership or trust (whether or not having separate legal personality); and

          (4) a reference to a "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established.

     (D) A reference to a statute, statutory provision or regulation shall be construed as a reference to:

          (1) that statute, provision or regulation as from time to time amended, modified or re-enacted;

          (2) any repealed statute, statutory provision or regulation which it re-enacts (with or without modification); and

          (3) any orders, regulations, instruments or other subordinate legislation made under the relevant statute, statutory provision or regulation.

     (E) References to writing shall include any modes of reproducing words in a legible and non-transitory form.

     (F) References to times of the day are to Hong Kong time, unless otherwise stated.

     (G) Except as otherwise expressly provided, words and expressions defined in the Companies Ordinance as at the date hereof have the same meanings when used in this Agreement.

     (H) (1) The rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things.

          (2) General words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

     (I) References to any document (including this Agreement) are references to that document as amended, consolidated, supplemental, novated or replaced from time to time.

     (J) References to documents being "in the agreed form" are to the form of he draft or final or executed version thereof signed for identification by or on behalf of the Company and the Joint Global Coordinators with such alterations as may be agreed between the Company and the Joint Global Coordinators but such documents in the agreed form do not form part of this Agreement.

     (K) Where the phrase "best endeavours" is used in this Agreement, it shall be given its common law meaning provided that it shall not be construed to require the party giving the undertaking to incur any expenditure beyond that which would reasonably be expected to be incurred by such party based on current Hong Kong market practice and having also regard to the relevant circumstances at that time.

2.   THE GLOBAL OFFERING

2.1  Conditions precedent

     (A)  Obligations conditional

          The obligations of the Hong Kong Underwriters under this Agreement are subject to the following conditions having been fulfilled on or before the dates and times respectively set out below and remaining fulfilled at all times thereafter:

          (1) the Joint Global Coordinators (or Simmons & Simmons on their behalf), on behalf of the Hong Kong Underwriters, receiving from the Company the Conditions Precedent Documents listed in Schedule 2, Part A in form and substance satisfactory to the Joint Global Coordinators not later than 6:00 p.m. on the Business Day before the Prospectus Date;

          (2)  the Registrar of Companies in Hong Kong registering:

               (a) one copy of the Prospectus certified by two Directors (or by their agents duly authorised in writing) as having been approved by resolution of the Board or a duly authorised committee of the Board and having endorsed thereon or attached thereto all necessary consents and other documents; and

               (b) one copy of each of the Hong Kong Public Offering Application Forms and the Preferential Offering Application Forms signed by two Directors (or by their agents duly authorised in writing), in each case in compliance with section 342C of the Companies Ordinance not later than 3:00 p.m. on the Business Day before the Prospectus Date;

          (3) the GEM Listing Committee granting of the approval in principle for the listing of, and permission to deal in, the Shares in issue and the Shares to be issued as mentioned in the Prospectus (subject only to allotment and despatch of Share certificates in respect thereof) and the approval for listing and permission not subsequently having been revoked prior to the Force Majeure Expiry Time;

          (4) the International Underwriting Agreement being duly executed and delivered by the parties on the Price Determination Date;

          (5) the International Underwriting Agreement having become unconditional in accordance with the terms and conditions thereof and not having been terminated prior to the Force Majeure Expiry Time, save for the condition that this Agreement shall become unconditional; and

          (6) the Issue Price being duly determined and the Hong Kong Pricing Letter being executed by the Joint Global Coordinators and the Company pursuant to Clause 2.2 on the Price Determination Date.

     (B)  Undertaking

          The Company and TOM jointly and severally undertake to use their best endeavours to procure that the Conditions are fulfilled by the time specified for each such Condition provided that the obligation of the Company and TOM under this sub-clause (B) shall not apply to any Condition which shall be required to be fulfilled by the Joint Global Coordinators.

     (C)  Joint Global Coordinators' waiver

          The Joint Global Coordinators shall have the right, in their sole and absolute discretion, by giving notice to the Company and the other Hong Kong Underwriters on or before the latest time on which any Condition under Clause 2.1(A) or 2.1(E) may be fulfilled:

          (1) to extend the deadline for the fulfilment of such Condition by such number of days and/or hours or in such manner as the Joint Global Coordinators may determine in their sole and absolute discretion on behalf of the Hong Kong Underwriters; or

          (2) to waive any or all of the Conditions (other than those required by law to be satisfied) on behalf of the Hong Kong Underwriters.

     (D)  Termination

          If any of the Conditions is not fulfilled or waived in accordance with Clause 2.1(C) on or before 31 March 2004, this Agreement shall terminate automatically forthwith and the Global Offering will not be effective. In this event, the provisions of Clause 8.2 shall apply and Clauses 7 and 9.7, 9.10, 9.11 and 9.12 shall subsist and continue in full force and effect.

     (E)  Payment obligations conditional

          The payment obligations contained in Clause 3.5(A) are conditional upon the Joint Global Coordinators, on behalf of the Hong Kong Underwriters, receiving from the

          Company the Conditions Precedent Documents listed in Schedule 2, Part B in form and substance satisfactory to the Joint Global Coordinators at or prior to the Force Majeure Expiry Time.

2.2  Price Determination

     The Issue Price for the Hong Kong Offer Shares will be based on the Hong Kong dollar equivalent of the US dollar price at which ADSs are to be offered in the International Offering and the US Offering. The price of such ADSs will be fixed in accordance with the International Underwriting Agreement on the Price Determination Date. The Issue Price will be determined as that amount which, when increased by brokerage at the rate of 1 per cent., Stock Exchange trading fee at the rate of 0.005 per cent., SFC transaction levy at the rate of 0.005 per cent. and SFC investor compensation levy at the rate of 0.002 per cent. thereon, is (subject to any necessary rounding) equal to the US dollar per ADS (i) converted into Hong Kong dollars at the average of the bid and offered exchange rates quoted by The Hongkong and Shanghai Banking Corporation Limited at the close of business on the Business Day prior to the Price Determination Date and (ii) divided by 80 (being the number of Offer Shares represented by each ADS), provided that the Issue Price (net of brokerage, Stock Exchange trading fee, SFC transaction levy and SFC investor compensation levy) shall not exceed HK$1.50 and shall not be less than H$1.04, unless otherwise agreed in writing by the Company and the Joint Global Coordinators. The Issue Price shall upon its determination be recorded in the Hong Kong Pricing Letter to be executed at such time.

2.3 Reallocation from the International Offering and/or the US Offering to the Hong Kong Public Offering

     The Joint Global Coordinators may at their sole and absolute discretion reallocate all or any of the International Offering Shares and/or the US Offering Shares from the International Offering to the Hong Kong Public Offering. In the event of such reallocation, such reallocation shall have no effect on the Company's obligations to pay the commission due to the Hong Kong Underwriters which shall be determined pursuant to Clause 4.1, and the Hong Kong Underwriters shall not be entitled to any additional underwriting commission in respect of such additional Hong Kong Offer Shares.

     Any Shares which are reallocated from the International Offering and/or the US Offering to the Hong Kong Public Offering shall, subject to the terms and conditions set out in the Hong Kong Offer Documents, be allocated in such manner as the Joint Global Coordinators may in their absolute discretion determine.

2.4 Reallocation from the Hong Kong Public Offering to the International Offering and/or the US Offering in the event of a Hong Kong Public Offer Under-Subscription

     If a Hong Kong Public Offer Under-Subscription shall occur, the Joint Global Coordinators may at their sole and absolute discretion (and subject to Clause 3.4(G)) reallocate all or any of the Hong Kong Public Offering Shares comprised in any such Hong Kong Public Offering Under-Subscription from the Hong Kong Public Offering to the International Offering and/or US Offering and the total Hong Kong Public Offering Underwriting Commitments of the Hong Kong Underwriters shall be automatically reduced accordingly in the same proportion as the aggregate amount of Hong Kong Public Offering Shares is reduced as a result of any such reallocation. Any Shares which are reallocated from the Hong Kong Public Offering to the International Offering and/or the US Offering pursuant to this Clause shall be deemed to be International Offering Shares and/or US Offering Shares, and shall be applied in accordance with the terms of the International Underwriting Agreement or otherwise allocated in such manner as the Joint Global Coordinators may in its sole and absolute discretion determine. The Company shall pay a combined underwriting and management commission and selling concession or commissions (as the case may be) in respect of any reallocated Shares to the International Underwriters and/or the US Underwriters in accordance with Clause 4.1 and the International Underwriting Agreement, and for the avoidance of doubt, the Hong Kong Underwriters shall not be entitled to the commissions payable under Clause 4.1 in respect of such reallocated Shares.

     Notwithstanding the above paragraph, if Accepted Hong Kong Public Offering Applications are received pursuant to the Hong Kong Public Offering in respect of more than the total number of Shares initially available under the Hong Kong Public Offering, then reallocations from the Hong Kong Public Offering to the International Offering and/or the US Offering shall not result in the number of Shares comprised in the Hong Kong Public Offering being less than 10% of the total number of Shares available under the Global Offering.

2.5  Stabilisation

     To the extent permitted by and in compliance with all applicable laws and regulatory requirements of Hong Kong or elsewhere including but without limitation the Securities and Futures (Price Stabilizing) Rules made under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the "Stabilizing Rules"), Citigroup, as stabilizing manager and in connection with the Global Offering, may at its absolute discretion effect such transactions as are permissible under, and in accordance with, the Stabilizing Rules with a view to stabilizing or maintaining the market price of the Offer Shares within a period prescribed under the Stabilizing Rules. Such stabilizing actions, if commenced, may be discontinued at any time. All stabilization and related activities in connection with the Global Offering will be undertaken for the account and at the cost and expenses of the Underwriters (and not as agents for the Company or TOM) and neither the Company nor TOM shall be liable for any costs, expenses or losses arising from or in connection with any such activities.

2.6 Appointment of joint sponsors, Joint Global Coordinators, joint bookrunners and joint lead managers

     Subject to the terms and conditions of this Agreement, the Company hereby appoints, to the exclusion of all others, Citigroup and Morgan Stanley as
     (A) its joint sponsors, and joint global coordinators to manage and co-ordinate the Hong Kong Offer and to assist the Company in such other aspects in relation to the Hong Kong Offer as the Company, Citigroup and Morgan Stanley may agree in writing, and (B) joint bookrunners and lead managers, and each of the Joint Global Coordinators, relying on the representations, warranties, undertakings and indemnities contained in this Agreement and subject to the terms of this Agreement, accepts its appointments hereunder.

3.   THE HONG KONG OFFER

3.1  The Hong Kong Offer

     (A) Appointment of Hong Kong Underwriters and public offering of Hong Kong Offer Shares

          The Company hereby appoints the Hong Kong Underwriters together to be its sole agents in respect of the Hong Kong Offer and to procure members of the public in Hong Kong to subscribe for the Hong Kong Public Offering Shares, and the Hong Kong Underwriters hereby accept the appointment upon and subject to the terms of this Agreement. The Company will offer the Hong Kong Public Offering Shares for subscription by the public at the Issue Price, plus brokerage at the rate of one per cent., Stock Exchange trading fee at the rate of 0.005 per cent., SFC transaction levy at the rate of 0.005 per cent. and SFC investor compensation levy of 0.002 per cent. of the Issue Price, which is payable in full on application in HK dollars on and subject to the terms and conditions set out in the Hong Kong Public Offering Documents and this Agreement. The Company will, subject to registration of the Hong Kong Public Offering Documents in accordance with Clause 2.1(A)(2), cause the Formal Notice to be published in the newspapers and on the GEM Website on the date(s) set out in Schedule 4 (or such other newspapers, publications and/or date(s) as the Company and the Joint Global Coordinators may reasonably agree).

     (B)  Preferential Offering of the Reserved Shares

          The Company will offer the Reserved Shares for subscription by the Qualifying Shareholders on a preferential basis pursuant to assured entitlements at the Issue Price, plus brokerage at the rate of one per cent., Stock Exchange trading fee at the rate of 0.005 per cent., SFC transaction levy at the rate of 0.005 per cent. and SFC investor compensation levy of 0.002 per cent. of the Issue Price, which is payable in full on application in HK dollars, on and subject to the terms and conditions set out in the Preferential Offering Documents and this Agreement.

          The Company agrees that the Joint Global Coordinators shall also have the right in its sole and absolute discretion, on and subject to the terms and conditions set out in the Preferential Offering Documents and this Agreement, to accept or reject (in whole or in part) any Preferential Offering Application.

     (C)  Application Lists

          The Application Lists will, subject as mentioned below, open at 11 :45 a.m. on the Acceptance Date and close at 12:00 noon on the same day. In the event of a tropical cyclone warning signal No. 8 or above or a "black" rainstorm warning signal (in any such case, a "signal") being in force in Hong Kong at any time between 9:00 a.m. and 12:00 noon on the Acceptance Date, then the Application Lists will open at 11:45 a.m. and close at 12:00 noon on the next Business Day on which there is no signal in force in Hong Kong at any time between 9:00 a.m. and 12:00 noon. All references in this Agreement to the time of opening and closing of the Application Lists shall be construed accordingly.

     (D)  Basis of allotment

          The Company agrees that the Joint Global Coordinators shall have the right in their sole and absolute discretion, on and subject to the terms and conditions set out in the Hong Kong Public Offering Documents and this Agreement, to accept or reject (in whole or in part) any Hong Kong Public Offering Application and, where there is a Hong Kong Public Offering Over-Subscription, to determine the basis of allotment of the Hong Kong Public Offering Shares.

          The Company agrees that the Joint Global Coordinators shall also have the right in their sole and absolute discretion, on and subject to the terms and conditions set out in the Preferential Offering Documents and this Agreement, to accept or reject (in whole or in part) any Preferential Offering Application.

          The Company shall use its reasonable endeavours to procure that the Receiving Bankers and the Registrar to provide each of the Company and the Joint Global Coordinators with such information and assistance as the Company and/or the Joint Global Coordinators may require for the purposes of determining:

          (1) in respect of a Hong Kong Public Offering Over-Subscription, the basis of allotment of the Hong Kong Public Offering Shares;

          (2) in respect of a Hong Kong Public Offer Under-Subscription, the number of Hong Kong Public Offer Shares in respect of which Accepted Hong Kong Public Offering Applications have not been received; or

          (3) in respect of the Reserved Shares, the number of Reserved Shares in respect of which Accepted Preferential Offering Applications have not been received.

     (E)  Receiving Bankers and Nominees

          The Company will appoint the Receiving Bankers to act as the receiving bankers in connection with the receiving of Hong Kong Public Offering Applications and Preferential Offering Applications and the Nominees in connection with the receiving and holding of Hong Kong Public Offering Application Moneys and Preferential Offering Application Moneys and any interest accruing thereon, in both cases on and subject to the terms and conditions of the Receiving Bankers Agreement.

     (F)  Registrar

          The Company will appoint the Registrar to provide services in connection with the processing of Hong Kong Public Offering Applications and Preferential Offering Applications on and subject to the terms and conditions of the Registrar Agreement.

     (G)  Further assurance

          Without prejudice to the foregoing obligations, the Company undertakes to the Hong Kong Underwriters that it will use its best endeavours to do all such other acts and things as may reasonably be required by the Joint Global Coordinators to implement the Hong Kong Public Offering and the Preferential Offering and that it will comply with all requirements so as to enable listing of, and permission to deal in, the Shares to be granted by the GEM Listing Committee.

3.2  Hong Kong Public Offering Documents and Preferential Offering Documents

     (A)  Issue

          Subject to the satisfaction of Clause 2.1(A)(2) and without prejudice to Clause 2.1(B), the Company will, on the Prospectus Date, issue the Hong Kong Public Offering Documents and will cause such number of copies as the Joint Global Coordinators may direct of the Hong Kong Public Offering Documents to be delivered to the Joint Global Coordinators or as the Joint Global Coordinators may direct for the purpose of issuing the same generally in Hong Kong.

          Subject to the satisfaction of Clause 2.1(A)(2) and without prejudice to Clause 2.1(B), the Company will, on the Prospectus Date, issue the Preferential Offering Documents and cause the Preferential Offering Documents to be sent by prepaid post to each Qualifying Shareholder at the address of such Qualifying Shareholder as recorded on the register of members of TOM as at the Record Date.

     (B)  Other documents

          Except for the Hong Kong Public Offering Documents and the Preferential Offering Documents and except as otherwise provided pursuant to the provisions of this Agreement, and save for anything done or to be done by the Joint Global Coordinators on behalf of the Company, the Company undertakes that it shall not, without the prior approval of the Joint Global Coordinators, issue, publish, distribute or otherwise make available any document (including any prospectus), material or information in connection with the Hong Kong Public Offering and/or the Preferential Offering.

3.3  Issue of Hong Kong Public Offering Shares and Reserved Shares

     As soon as practicable after the Application Lists close, the Company shall procure that the Receiving Bankers shall deliver to the Registrar the Hong Kong Public Offering Application Forms and the Preferential Offering Application Forms for the Accepted Hong Kong Public Offering Applications and the Accepted Preferential Offering Applications, and as soon as practicable after receipt by the Registrar of the same and in any event not later than 9:00 a.m. on the second Business Day immediately preceding the Listing Date (subject to the Hong Kong Offer having become unconditional):

     (A) the Company will allot and issue the Hong Kong Public Offering Shares and the Reserved Shares in accordance with the relevant sections of the Hong Kong Public Offering Documents and/or the Preferential Offering Documents (as the case may be) and this Agreement to the applicants and in the numbers specified by the Joint Global Coordinators on behalf of the Hong Kong Underwriters (such details to be notified in writing to the Company no later than 8:00 a.m. on the second Business Day immediately preceding the Listing Date) on terms that they rank pari passu in all respects inter alia and with the existing issued Shares, including the right to rank in full for all distributions hereafter declared, paid or made by the Company, and that they will rank pari passu in all respects amongst themselves and with the International Offering Shares and the US Offering Shares;

     (B) the Company shall procure that the names of the successful applicants (or, where appropriate, HKSCC Nominees Limited) shall be entered in the share register of the Company accordingly (without payment of any registration fee); and

     (C) the Company shall procure that share certificates in respect thereof (each in a form complying with the GEM Listing Rules) shall be issued and despatched or made available for collection, or, as the case may be, delivered to the depository of Hong Kong Securities Clearing Company Limited for credit to relevant CCASS stock accounts as shall be notified by the Joint Global Coordinators to the Company for such purpose (such details to be notified in writing to the Company no later than 8:00 a.m. on the Business Day immediately preceding the Listing Date), as provided for in the Hong Kong Public Offering Documents or the Preferential Offering Documents (as the case may be) and this Agreement.

3.4  Underwriting of the Hong Kong Public Offering

     (A)  Hong Kong Underwriters' set-off

          In relation to each Hong Kong Public Offering Application made or procured to be made by any of the Hong Kong Underwriters otherwise than pursuant to the provisions of Clause 3.4(B), the Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter shall, subject to the Hong Kong Public Offering Application Forms having been duly completed and marked with the name of such Hong Kong Underwriter (or any sub-underwriter of such Hong Kong Underwriter and designated as such) and such Hong Kong Public Offering

          Application having been accepted (whether in whole or in part) pursuant to the provisions of Clause 3.1(D), be reduced pro tanto by the number of Hong Kong Public Offering Shares comprised in such Hong Kong Public Offering Application to the extent that such Hong Kong Public Offering Application has been accepted until the Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter is reduced to zero. Hong Kong Public Offering Application Forms and cheques or cashier's orders for the full amount payable on application in respect of Hong Kong Public Offering Applications to which this Clause applies may be submitted in the manner provided for in the Hong Kong Public Offering Documents or otherwise delivered to the Joint Global Coordinators on or before 10:00 a.m. on the Acceptance Date.

     (B)  Several underwriting commitments

          On and subject to Clause 2.1 and other terms and conditions of this Agreement and in reliance upon the Warranties, if and to the extent that, by 12:00 noon on the Acceptance Date, there shall remain any Hong Kong Public Offering Shares which have not been validly applied for pursuant to Accepted Hong Kong Public Offering Applications (a "Hong Kong Public Offering Under-Subscription"), the Hong Kong Underwriters (other than any Hong Kong Underwriter whose Hong Kong Public Offering Underwriting Commitment has been reduced by the Relevant Public Offer Applications to zero pursuant to Clause 3.4(A)) shall, subject as provided in Clauses 3.4(G). 2.3 and 2.4, apply or procure applications for such Hong Kong Public Offering Shares at the Issue Price in accordance with the terms and conditions set out in the Hong Kong Public Offering Documents (other than as to the deadline for making applications and the timing of payment) and shall pay or procure to be paid the full amount payable on application, provided that the obligations of the Hong Kong Underwriters in respect of such Hong Kong Public Offering Shares under this Clause shall be several (and not joint or joint and several) on the basis that each Hong Kong Underwriter shall apply or procure applications for such number of Hong Kong Public Offering Shares up to but not exceeding the number of Hong Kong Public Offering Shares set opposite the name of such Hong Kong Underwriter in column (II) below, subject to adjustment as referred to in Clauses 2.3 and 2.4 (if applicable), and each Hong Kong Underwriter's obligations to apply for, or procure applications for such Hong Kong Public Offering Shares shall be borne in the proportion which:

          (1) the number of Hong Kong Public Offering Shares set opposite the name of such Hong Kong Underwriter in column (II) below:

               (I) Name of Hong Kong Underwriter                 (II) Commitment
               ---------------------------------                 ---------------

               Citigroup Global Markets Asia Limited             44,583,333

               Morgan Stanley Dean Witter Asia Limited           44,583,332

               Cazenove Asia Limited                             2,500,000

               Deutsche Bank AG, Hong Kong Branch                2,500,000

               UOB Asia (Hong Kong) Limited                      2,500,000

               CITIC Capital Markets Limited                     666,667

               First Shanghai Securities Limited                 666,667

              Kim Eng Securities (Hong Kong) Limited            666,667

              South China Securities Limited                    666,667

              Sun Hung Kai International Limited                666,667
                                                                ---------------
                                                        Total:  100,000,000
                                                                ===============

              less the number of Hong Kong Public Offering Shares comprised in Relevant Public Offering Applications of such Hong Kong Underwriter which have been accepted (to the extent that the same have been accepted) bears to

              (2) the aggregate of the number of Hong Kong Public Offering Shares less the aggregate number of Hong Kong Public Offering Shares comprised in Relevant Public Offering Applications of all Hong Kong Underwriters.

              Subject to the provisions of the Intersyndicate Agreement, none of the Hong Kong Underwriters will be liable for any failure on the part of any of the other Hong Kong Underwriters to perform its obligations under this Clause. Notwithstanding the foregoing, each of the Hong Kong Underwriters shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with any or all of the other Hong Kong Underwriters.

       (C)    Acceptance of applications

              The Company agrees with the Hong Kong Underwriters that all completed Hong Kong Public Offering Application Forms duly and validly completed in accordance with the terms and conditions of the Hong Kong Public Offer Documents, received prior to the Application Lists being closed and accepted by the Joint Global Coordinators pursuant to Clause 3.1(C), either in whole or in part, will, if accompanied with a remittance which has been duly cleared, be accepted by the Company before calling upon the Hong Kong Underwriters or any of them to perform the obligations imposed on them by this Clause 3.4.

       (D)    Calculation of Hong Kong Public Offering Shares applied for

              Following the closing of the Application Lists, the Company shall cause the Receiving Bankers and the Registrar as soon as possible, and in any event within 24 hours of the closing of the Application Lists, to calculate the number of Hong Kong Offer Shares for which duly completed Hong Kong Public Offering Application Forms and/or Preferential Offer Application Forms (as the case may be) have been received and not rejected and to complete the processing of the Hong Kong Public Offering Applications and the Preferential Offering Applications, and to notify the Joint Global Coordinators forthwith of the numbers of the unsubscribed Hong Kong Public Offering Shares and Reserved Shares respectively.

       (E)    Notification to Hong Kong Underwriters

              In the event of a Hong Kong Public Offering Under-Subscription so that the Hong Kong Underwriters are obliged to apply for or procure applicants for the Hong Kong Public Offering Shares representing the shortfall pursuant to Clause 3.4(B), the Company will use its reasonable endeavours to procure the Registrar to as soon as possible and in any event not later than 4:00 p.m. on the Business Day which falls immediately after the date on which the calculation of the number of Hong

          Kong Public Offering Shares for which duly completed Hong Kong Public Offering Application Forms have been received (and not rejected) is completed in accordance with Clause 3.4(D), notify the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) of the number of Hong Kong Public Offering Shares falling to be taken up pursuant to Clause 3.4(B). If there is no Hong Kong Public Offering Under-Subscription, then the obligations of the Hong Kong Underwriters in relation to the underwriting of the Hong Kong Public Offering pursuant to this Clause 3.4 shall cease.

     (F)  Hong Kong Underwriters' subscription obligations

          On or before 8 a.m. on the second Business Day immediately preceding the Listing Date and subject to the Conditions having been fulfilled (or waived by the Joint Global Coordinators on behalf of the Hong Kong Underwriters), each of the Hong Kong Underwriters will:

          (1) deliver, or procure to be delivered, to the Company duly completed Hong Kong Public Offering Application Forms for such number of Hong Kong Public Offering Shares as fall to be taken up by it pursuant to Clause 3.4(B), specifying the names and addresses of the applicants and the number of Hong Kong Public Offering Shares to be allocated to each such applicant; and

          (2) pay, or procure to be paid, to the Nominees the aggregate amount of the Issue Price and other amounts payable on application for such Hong Kong Offer Shares as fall to be taken up by it pursuant to Clause 3.4(B) (which shall include all amounts on account of brokerage, Stock Exchange trading fee, the SFC transaction levy and SFC investor compensation levy in accordance with the terms of the Hong Kong Public Offering), and the Company will, as soon as practicable and in any event before 9:00 a.m. on the Business Day immediately preceding the Listing Date, duly allot and issue to such applicants the Hong Kong Public Offering Shares accordingly and duly issue and deliver the share certificates in respect of such Hong Kong Public Offering Shares in each case in accordance with and on the basis set out in Clause 3.3.

     (G)  Joint Global Coordinators' option

          If a Hong Kong Public Offering Under-Subscription shall occur, the Joint Global Coordinators shall have the right (but shall not be obliged) to apply or procure applications for (subject to and in accordance with this Agreement) all or any of the Hong Kong Public Offering Shares which any Hong Kong Underwriter is required to apply or procure applications for pursuant to Clause 3.4(B). Any application submitted or procured to be submitted by the Joint Global Coordinators pursuant to this Clause 3.4(G) in respect of which payment is made in accordance with Clause 3.4(F), specifying the relevant Hong Kong Underwriter whose obligations the Joint Global Coordinators are thereby satisfying, shall satisfy pro tanto the obligation of the relevant Hong Kong Underwriter under Clause 3.4(B) and shall not affect any agreement or arrangement between the Hong Kong Underwriters regarding the payment of underwriting commissions.

3.5  Payment obligations relating to the Hong Kong Public Offering

     (A)  Payment to the Company

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

          The Hong Kong Public Offering Application Moneys and Preferential Offering Application Moneys with interest thereon held by the Nominees will, in accordance with the provisions of the Receiving Bankers Agreement and subject to Clauses 3.5(B) to (D), be paid over to the Company in HK dollars as soon as possible and in any event not later than 5:00 p.m. on the date on which the Nominees receives written confirmation in accordance with clause 4.3 of the Receiving Bank Agreement from the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) agrees to give such written confirmation to the Nominees as soon as reasonably practical after it has been notified by the Company of the issue and allotment of the Hong Kong Offer Shares and Reserved Shares, and the Registrar has despatched, or delivered in accordance with Clause 3.3, valid share certificates in the name of successful applicants (or, where applicable, HKSCC Nominees Limited) for the Hong Kong Offer Shares and the Reserved Shares provided that the Nominees will, in accordance with the provisions of the Receiving Bankers Agreement, deduct from the amount so payable to the Company and pay to the Joint Global Coordinators (where a person other than the Joint Global Coordinators is entitled to any amount so paid pursuant to the terms of this Agreement, as agent on behalf of such person) or to such person as the Joint Global Coordinators may instruct:

          (1)  the underwriting commissions payable under Clauses 4.1; and

          (2) an amount representing the Joint Global Coordinators' estimate of the whole or such portion of the fees, costs and expenses payable under Clause 4.2 provided that the Joint Global Coordinators shall have the right to deduct therefrom to pay such fees, costs and expenses on behalf of the Company and provided further that the Joint Global Coordinators shall as soon as reasonably practicable and in any event within 2 weeks of the date of this Agreement pay to the Company an amount equal to the balance of such amount, if any, after payment of the aforementioned fees, costs and expenses and other amounts (if any) payable by the Company in relation to the Hong Kong Public Offering provided, however, that if the amount deducted pursuant to this clause is insufficient for the purposes of covering the aforementioned fees, costs and expenses, the Company shall pay to the Joint Global Coordinators (where a person other than the Joint Global Coordinators is entitled to any amount so paid pursuant to the terms of this Agreement, as agent on behalf of such person) an amount equal to such shortfall forthwith upon receipt of the demand for the same from the Joint Global Coordinators.

     (B)  Payment of brokerage

          The Joint Global Coordinators, on behalf of the Hong Kong Underwriters, will arrange for the payment by the Nominees to the persons entitled thereto of brokerage at the rate of 1 per cent. in respect of the Accepted Hong Kong Public Offering Applications and Accepted Preferential Offering Applications, such amounts to be paid out of the Hong Kong Public Offering Application Moneys and the Preferential Offering Application Moneys, respectively, retained by the Joint Global Coordinators under Clause 3.5(A)(2) above.

     (C)  Payment of levy on behalf of the Company

          The Joint Global Coordinators on behalf of the Company will arrange for the payment by the Nominees of the Stock Exchange trading fee at the rate of 0.005 per cent., SFC transaction levy at the rate of 0.005 per cent. and SFC investor compensation levy at the rate of 0.002 per cent. of the Issue Price payable by the Company to the Stock Exchange in respect of Accepted Hong Kong Public Offering Applications and Accepted Preferential Offering Applications, such amount to be paid out of the Hong Kong Public Offering Application Moneys and the Preferential Offering Application Moneys, respectively, retained by the Joint Global Coordinators under Clause 3.5(A)(2) above and to be paid on or before the relevant due dates.

     (D)  Refund of application moneys

          In accordance with the terms of the Receiving Bankers Agreement and the Registrar Agreement, the Company shall procure the Nominees to pay, and the Registrar to arrange for the distribution of cheques, to applicants under the Hong Kong Offer who are entitled to receive any refund of Hong Kong Public Offering Application Moneys and Preferential Offering Application Moneys in accordance with the terms of the Hong Kong Public Offering Documents or the Preferential Offering Documents (as the case may be).

3.6  Discharge from Hong Kong Underwriter's Obligations

     As soon as the Hong Kong Public Offering Shares comprising the Hong Kong Public Offering Underwriting Commitment of a Hong Kong Underwriter and falling to be taken up by that Hong Kong Underwriter in accordance with Clause 3.4(B) shall be subscribed and paid for by such Hong Kong Underwriter or otherwise subscribers procured by or on behalf of such Hong Kong Underwriter pursuant to the above provisions, such Hong Kong Underwriter shall be discharged from all further liability under this Agreement in respect of the underwriting of the Hong Kong Public Offering save in respect of Clauses 9.7 and 9.8.

4.   COSTS, EXPENSES, FEES AND COMMISSIONS

4.1  Underwriting commissions

     Subject to the obligations of the Hong Kong Underwriters under this Agreement becoming unconditional, in consideration of the services of the Hong Kong Underwriters under this Agreement, the Company shall pay to the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) an underwriting commission calculated at the rate of 2.5 per cent. of the Reference Public Offering Amount, out of which the Hong Kong Underwriters will meet all (if any) sub-underwriting commissions and as to which the respective entitlements of the Hong Kong Underwriters will be in the proportion of their respective Hong Kong Public Offering Underwriting Commitments (or as the Hong Kong Underwriters may separately agree among themselves). For the avoidance of doubt:

     (A) if the number of Hong Kong Public Offering Shares is increased in accordance with Clause 2.3, the Hong Kong Underwriters shall not be entitled to any commission in relation to those International Offering Shares and/or US Offering Shares which are withdrawn from the International Offering and/or the US Offering (as the case may be) and made available for subscription under the Hong Kong Public Offering; and

     (B) if the number of Hong Kong Public Offering Shares is reduced in accordance with Clause 2.4, the Hong Kong Underwriters shall not be entitled to the commission of 2.5 per cent. in relation to those unsubscribed Hong Kong Public Offering Shares which are reallocated to the International Offering and/or the US Offering pursuant to Clause 2.4.

4.2  Hong Kong Underwriters' expenses

     The Company shall also pay to the Joint Global Coordinators on behalf of the Hong Kong Underwriters all amounts of costs, fees and expenses incurred by the Underwriters or any of them under this Agreement or in connection with the Hong Kong Offer as set out in the International Underwriting Agreement.

5.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1  Representations, Warranties and undertakings by the Warrantors

     The Warrantors jointly and severally represent, warrant and undertake to the Hong Kong Underwriters and each of them on the terms set out in
     Schedule 3, and accept that each of the Underwriters is entering into this Agreement in reliance upon each of such representations, warranties and undertakings.

5.2  Rights In relation to the Warranties

     (A) Each of the Warranties shall be construed separately and shall not be limited or restricted by reference to or inference from the terms of any other of the Warranties or any other term of this Agreement.

     (B) The Warranties shall remain in full force and effect notwithstanding completion of the Hong Kong Offer.

     (C) The Warranties are given on and as at the date of this Agreement with respect to the facts and circumstances subsisting at the date of this Agreement. In addition, the Warranties shall be deemed to be given on and as at:

          (1)  the Prospectus Date;

          (2)  the Acceptance Date;

          (3)  The Price Determination Date;

          (4)  the Force Majeure Expiry Time; and

          (5) immediately prior to the commencement of trading of the Shares on GEM,

          with reference to the facts and circumstances then subsisting, and, in relation to any Warranties, on the basis that each reference to "Hong Kong Offer Documents" in the Warranties shall be deemed to be a reference to the Hong Kong Offer Documents as amended or supplemented as at such date pursuant to Clause 5.2(E)(1).

     (D) Each of the Warrantors undertake to give notice to the Joint Global Coordinators (on behalf of the Underwriters) forthwith of any matter or event coming to its attention at any time on or prior to the last date on which the Warranties are deemed to be given pursuant to the provisions of Clause 5.2(C) which shows any of the Warranties to be or to have been or may become untrue, inaccurate or misleading or breached.

     (E) If at any time, by reference to the facts and circumstances then subsisting, on or prior to the last date on which the Warranties are deemed to be given pursuant to the provisions of Clause 5.2(C), any matter, event or circumstances (an "Event") comes to the attention of any of the Warrantors as a result of which any Warranties, if repeated immediately after the occurrence of such matter or event, would be untrue, inaccurate or misleading or breached or which would or might render untrue, inaccurate or misleading any statement, whether of fact or opinion, contained in the Hong Kong Public Offering Documents if the same were issued immediately after the occurrence of such Event, or if for any reason it shall be necessary to amend or supplement the Hong Kong Offer Documents, such Warrantor shall forthwith notify and consult with Hong Kong Underwriters (but without prejudice to any other rights of any party).

     (F) The Joint Global Coordinators shall in their sole and absolute discretion determine, if any of the Hong Kong Offer Documents has already been issued, published, distributed or made publicly available, what amendments or supplements thereto and what other announcement or circular or document, if any, should be issued, published, distributed or made publicly available or what other act or thing should be done. The Company will, with the prior written approval of the Joint Global Coordinators, so amend or supplement the Hong Kong Offer Documents and will issue and publish such other announcement or circular or document and do such other act or thing as may be required by the Joint Global Coordinators and will, without charge, supply to the Joint Global Coordinators as many copies as the Joint Global Coordinators may from time to time request of the amended or supplement to the Hong Kong Public Offering Documents and the aforesaid announcement, circular or document (if any). The Company and the Hong Kong Underwriters (other than the Joint Global Coordinators) agree not to issue, publish, distribute or make publicly available any such announcement, circular or document without the prior consent of the Joint Global Coordinators (for which purpose such consent may only be given by anyone of the Relevant Global Co-ordinate Persons);

     (G) The provisions of paragraph 4.4 of Schedule 5 shall be deemed to be repeated as of the date of each such amendment or supplement to the Hong Kong Offer Documents on the basis that each reference to "Hong Kong Offer Documents" in such paragraph shall be deemed to be a reference to the Hong Kong Offer Documents as amended or supplemented as at such date; and

     (H) If any Event shall have occurred prior to the Force Majeure Expiry Time, no actions taken pursuant to the provisions of this Clause 5.2(E) shall prejudice any rights of the Joint Global Coordinators arising pursuant to Clause 8.

6.   FURTHER UNDERTAKINGS

6.1  Further undertakings by the Company

     (A) The Company undertakes to each of the Hong Kong Underwriters that it will, and TOM undertakes to each of the Hong Kong Underwriters to procure that the Company will:

          (1) comply in all respects with the terms and conditions of the Hong Kong Offer as provided for in the Hong Kong Offer Documents and this Agreement;

          (2) comply in a timely manner with its obligations under the requirements of the Stock Exchange in connection with the Hong Kong Offer (including, without limitation, the GEM Listing Rules and the Companies Ordinance);

          (3) maintain the listing of the Shares on the Stock Exchange for at least two years after the Conditions have been fulfilled except following a withdrawal of such listing which has been approved by the relevant shareholders of the Company in accordance with the GEM Listing Rules or following an offer

               (within the meaning of the Takeovers Code) to acquire the Shares of the Company becoming unconditional;

          (4) procure that the Registrar and the Receiving Bankers shall comply in all respects with the terms of their respective appointments under the terms of the Registrar Agreement and the Receiving Bankers Agreement;

          (5) procure that there shall be delivered to the Stock Exchange as soon as practicable the declaration in the form set out in Appendix 5, Form E of the GEM Listing Rules;

          (6) comply with the obligations imposed upon it by the Companies Ordinance, the Companies Law and the GEM Listing Rules in relation to or by reason of the matters contemplated by this Agreement, including but without limitation:

               (a) the making of all necessary registrations with the Registrar of Companies in Hong Kong; and

               (b) the making available for inspection at the offices of Freshfields Bruckhaus Deringer of the documents referred to in Appendix VIII to the Prospectus during the period referred to therein;

          (7) pay any tax, duty, levy, fee and other charge or expense which may be payable by the Company in Hong Kong or elsewhere whether pursuant to the requirement of any Law or otherwise, in connection with the creation, allotment and issue of the Hong Kong Offer Shares, the Hong Kong Public Offering and the Preferential Offering, the execution and delivery of, or the performance of any of the provisions under, this Agreement and will indemnify and hold harmless the Hong Kong Underwriters against any such tax, duty, fee, charge and expenses (including any interest or penalty);

          (8) not, without the prior written approval of the Joint Global Coordinators, issue, publish, distribute or otherwise make available any document, material or information in connection with the Hong Kong Offer (except for the Hong Kong Public Offering Documents and the Preferential Offering Documents); and

          (9) use the net proceeds received by it from the issue of the Offer Shares pursuant to the Global Offering in the manner specified under the section headed "Use of proceeds" in the Prospectus.

     (B) The Company (for itself and on behalf of the directors and officers of the Company) undertakes to the Joint Global Coordinators that, and TOM undertakes to the Joint Global Coordinators that it will procure that, the Company will not, without the prior written consent of the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) within six months of the Listing Date and unless in compliance with the GEM Listing Rules, (a) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of its Shares (directly or in the form of ADSs) or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, such Shares or ADSs or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Shares or ADSs, whether any such transaction described in paragraph (a) or (b) above is to be settled by delivery of share capital or such other securities, in cash or otherwise or publicly announce an intention to effect any such transactions. The foregoing sentence shall not apply to (a) the Hong Kong Offer Shares, (b) the issuance by the Company of ADSs or Offer Shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised by the Company in writing, (c) the grant of any option pursuant to the Pre-IPO Share Option Plan or the Share Option Scheme or (d) the loan of the Shares by TOM to any Joint Global Coordinator pursuant to the stock borrowing arrangements to be entered into between TOM and such Joint Global Coordinator.

6.2  Restrictions on Dealings and Related Matters

     (A) (1) TOM undertakes with each of the Company and to the Joint Global Coordinators (on behalf of the Underwriters) that it will not and will procure that none of its Associates or companies controlled by it (within the meaning under the Takeovers Code) or nominees or trustees holding in trust for it will (unless with the prior written consent of the Joint Global Coordinators and unless in compliance with the GEM Listing Rules), within 6 months from the Listing Date, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Shares or any securities convertible into, or exercisable or exchangeable for ADSs or Shares, (b) file any registration statement with the Securities and Exchange Commission relating to the offering of any ADSs or shares of share capital or any securities convertible into or exercisable or exchangeable for ADSs or shares of share capital or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Shares, whether any such transaction described in paragraph (a), (b) or
               (c) above is to be settled by delivery of ADSs or Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to the Shares or other securities of the Company acquired by TOM in open market transactions after the completion of the Global Offering. In addition, TOM agrees that, without the prior written consent of the Joint Global Coordinators (on behalf of the Underwriters), it will not, within six months after the Listing Date, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares. TOM also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of TOM's Shares except in compliance with the foregoing restrictions.

          (2) In the event that TOM fails to comply with this Clause 6.2(A), the Company covenants and undertakes to procure that any proposed transfer in breach of this Clause will not be registered in its share register.

     (B) The Company agrees that it will not, and TOM undertakes to exercise its power of control to procure that the Company will not, effect any purchase of the Company's own shares, or agree to do so, which may reduce the holdings of Shares held by the public (as defined in Rule
          11.23 of the GEM Listing Rules) below 20 per cent. without first having obtained the prior written consent of the Joint Global Coordinators.

     (C) The Company undertakes to the Joint Global Coordinators (on behalf of the Underwriters) that it will not without the prior written consent of the Joint Global Coordinators, and unless in compliance with the GEM Listing Rules, consent to any disposal of Shares issued to Cranwood Company Limited pursuant to clause

          4.10(b) of the sale and purchase agreement ("S&P Agreement") dated 25 September 2003 entered into among Cranwood Company Limited, Bright Horizon Enterprises Limited, TOM and the Company in respect of the acquisition of Puccini International Limited by Bright Horizon Enterprises Limited at any time within six months from the Listing Date or otherwise release, waive or modify the restriction on Cranwood Company Limited in relation to disposal of shares under the S&P Agreement.

6.3  Obligations of the Warrantors and liability to the Underwriters

     (A) The obligations of each of the Warrantors shall be binding on his or its personal representatives, successors and permitted assigns (as the case may be).

     (B) Any liability to the Hong Kong Underwriters or any of them hereunder may in whole or in part be released, compounded or compromised and time or indulgence may be given by the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) as regards any person under such liability without prejudicing the Hong Kong Underwriters' rights against any other person under the same or a similar liability or the other of the Hong Kong Underwriters' rights against such person.

7.   INDEMNITY

7.1 Each of the Warrantors (collectively, the "Indemnifying Parties" and individually, an "Indemnifying Party") undertakes, jointly and severally, to indemnify and keep indemnified (on an after-tax basis) and hold harmless each of the Joint Global Coordinators (and their respective successors), and the Hong Kong Underwriters, and its affiliates, their directors, officers, employees and agents and assignees for any loss suffered by it (collectively, the "Indemnified Parties" and individually, an "Indemnified Party") from and against all actions, claims (whether or not any such claim involves or results in any actions or proceedings), demands, investigations and proceedings from time to time threatened or made (together the "Actions") against, any and all losses and damages suffered and all liabilities, payments, fees, costs or expenses reasonably made or incurred (including, without limitation, all payments, fees, costs or expenses reasonably made or incurred arising out of or in connection with the settlement of any Action, or the enforcement of any such settlement or any judgment obtained in respect of any Action) and any other losses, damages and liabilities whatsoever (the "Loss") suffered, sustained or incurred or payable by, that Indemnified Party arising out of or in connection with:

     (A) the due and proper performance by the Joint Global Coordinators, Hong Kong Underwriters or any of them of their obligations under and in accordance with this Agreement or otherwise in connection with the Hong Kong Offer Documents and/or the Global Offering, whether in performance of its duties as underwriter, manager, sponsor, financial advisor or otherwise; and/or

     (B) the issue, publication, distribution or making available of any of the Hong Kong Offer Documents, the Formal Notice and any announcement in accordance with the terms of this Agreement and all public notices, announcements and advertisements in connection with the Global Offering; and/or

     (C) the creation, offer, allotment and/or issue, as the case may be, of the Offer Shares; and/or

     (D) any breach or alleged breach on the part of any of the Warrantors of any of the provisions of this Agreement or the International Underwriting Agreement; and/or

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

          (E) the settlement of any investigation or proceeding by any governmental or regulatory authority, commenced or threatened; and/or

          (F) any of the Warranties being untrue, inaccurate or misleading in any respect or having been breached in any respect or being alleged to be untrue, inaccurate or misleading in any respect or to have been breached in any respect; and/or

          (G) an untrue statement or alleged untrue statement of a material fact contained in any Hong Kong Offer Document or any amendment or supplement thereto, or an omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Indemnifying Party shall reimburse each Indemnified Party for any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action to which the aforesaid indemnity applies as such expenses are incurred, save and except caused by the gross negligence, wilful default or fraud or solely caused by the breach of the terms of this Agreement on the part of such Indemnified Party.

     7.2 The provisions of the indemnities contained in this Clause 7 are not affected by any other terms of this Agreement and does not restrict the rights of the Indemnified Parties to claim damages on any other basis.

     7.3 None of the Indemnifying Parties shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgement with respect to any litigation, or any investigation or proceeding by any governmental or regulatory authority or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Clause 7 (whether or not the Indemnified Parties are actual or potential parties thereto).

     7.4 The provisions of this Clause 7 shall continue in full force and effect notwithstanding the termination of this Agreement due to any reason whatsoever or the Hong Kong Public Offering becoming unconditional and/or its completion.

8.   TERMINATION IN EXCEPTIONAL CIRCUMSTANCES

8.1 The obligations of the Hong Kong Underwriters to subscribe or procure subscribers for the Hong Kong Public Offering Shares will be subject to termination by notice in writing from the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) to the Company if any of the following events develop, occur, exist or come into effect before the Force Majeure Expiry Time:

     (A) (1) any new law or regulation or any change in existing laws or regulations or any change in the interpretation or application thereof by any court or other competent authority of any relevant jurisdiction; or

          (2) any change or development, or any event or series of events likely to result in any change or development, in local, national or international financial, political, economic or currency or market conditions or any monetary or trading settlement system (including but not limited to a material devaluation of the Hong Kong currency or the Renminbi against any foreign currencies) in the PRC, Hong Kong or the US; or

          (3) the imposition of any moratorium, suspension or material restriction on trading in securities generally on the GEM or NASDAQ due to exceptional financial circumstances; or

          (4) a change, or development occurs involving a prospective change, in taxation or exchange control in the PRC, Hong Kong or the US; or

          (5) any outbreak or escalation of hostilities or calamity or crisis involving the PRC, Hong Kong or the US,

          which, in the sole opinion of the Joint Global Coordinators acting jointly (for themselves and on behalf of the Hong Kong Underwriters):

               (a) is or will be or is likely to be materially adverse to the business, financial or other condition or prospects of the Company or the Group or, in the case of Clause 8.1(A)(4), to any present or prospective shareholder of the Company in his/its capacity as such; or

               (b) has or will have or is likely to have a material adverse effect on the success of the Global Offering or the level of Offer Shares being applied for or accepted or the distribution of Offer Shares; or

               (c) makes it inadvisable or impracticable to proceed with the Global Offering or the delivery of the Offer Shares on the terms and in the manner contemplated by the Prospectus; or

     (B) there comes to the notice of the Joint Global Coordinators any matter or event showing any of the Warranties in this Agreement to be untrue or misleading in any respect which is material in the context of the Global Offering when given or repeated; or

     (C) there comes to the notice of the Joint Global Coordinators any breach on the part of the Company and/or TOM of any of the provisions of this Agreement which is material in the context of the Global Offering.

8.2  Upon the termination of this Agreement pursuant to the provisions of Clause
     8.1 or 2.1:

     (A) each of the parties hereto shall cease to have any rights or obligations under this Agreement, save in respect of the provisions of this Clause and Clauses 7, 9.7 to 9.10, 9.12 and this Clause 8.2 and any rights or obligations which may have accrued under this Agreement prior to such termination;

     (B) all payments made by the Hong Kong Underwriters or any of them and/or by successful applicants under Accepted Hong Kong Public Offering Applications shall be refunded forthwith;

     (C) the Company shall pay to the Joint Global Coordinators the fees, costs and expenses as provided in Clause 4.2 and the parties agree that none of the commission referred to in Clause 4.1 shall be payable to any of the Hong Kong Underwriters; and

     (D) the Company shall procure that the Registrar and the Nominees despatch refund cheques to all applicants under the Hong Kong Offer in accordance with the Registrar Agreement, the Receiving Bankers Agreement and the Hong Kong Offer Documents.

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

9.   GENERAL PROVISIONS

9.1  Release

     The Joint Global Coordinators may (on behalf of the Hong Kong Underwriters) release, compound or compromise the liability of any Warrantor or grant time or other indulgence to a Warrantor without releasing, compounding or reducing the liability of the other Warrantor or any other party hereto.

9.2  Remedies and waivers

     (A) No delay or omission on the part of any party hereto in exercising any right, power or remedy under this Agreement shall:

          (1)  impair such right, power or remedy; or

          (2)  operate as a waiver thereof.

     (B) Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     (C) The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by Law.

9.3  Assignment

     (A) This Agreement shall be binding on, and enure for the benefit of, the parties hereto and their respective successors, personal representatives and permitted assigns.

     (B) Each of the Joint Global Coordinators and the Hong Kong Underwriters may assign the benefit of the representations, warranties, undertakings and agreements (in whole or in part) made by the Warrantors as contained in this Agreement together with the benefit of the indemnity in Clause 7. Save as aforesaid, no party hereto may assign or transfer all or any part of any benefit of, or interest or right in, this Agreement, or any benefit, interest, right or obligation arising under this Agreement.

9.4  Further assurance

     Each of the parties hereto (other than the Joint Global Coordinators) shall from time to time, on being reasonably required to do so by the other parties hereto now or at any time in the future, do or procure the doing of such acts and/or execute or procure the execution of such documents as the Joint Global Coordinators may consider necessary or desirable for giving full effect to this Agreement in accordance with its terms and conditions or to comply with the applicable Laws and securing to such other parties or any of them the full benefit of the rights, powers and remedies conferred upon them or any of them in this Agreement in accordance with its terms and conditions or to comply with applicable Laws.

9.5  Entire agreement

     (A) This Agreement, together with any document referred to herein as being in the agreed form, constitutes the whole and only agreement between the Company, the Warrantors, the Joint Global Coordinators, and the Hong Kong Underwriters, relating to the underwriting of the Hong Kong Public Offering Shares and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties, promises and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

     (B) Each party hereto acknowledges that in entering into this Agreement it is not relying upon any representation, warranty, promise or assurance made or given by any other party or any other person, whether or not in writing, at any time prior to the execution of this Agreement which is not expressly set out herein.

     (C) This Agreement may only be varied by agreement in writing among all of the parties hereto.

9.6  Time of essence

     Save as otherwise expressly provided, time is of the essence of this Agreement.

9.7  Public announcements

     (A) Subject to Clause 9.7(B) or as otherwise expressly provided in this Agreement, no announcement concerning this Agreement or the Global Offering (including the Hong Kong Offer, the International Offering and the US Offering) may be made by any of the parties hereto (or by any of their respective directors, officers or agents) without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld or delayed.

     (B) Any party hereto may make an announcement concerning this Agreement or the Global Offering (including the Hong Kong Offer, the International Offering and the US Offering), if and to the extent:

          (1)  required by Laws; or

          (2) required by any securities exchange or regulatory or governmental body to which such party is subject or submits, wherever situated, including, without limitation, the Stock Exchange, whether or not the requirement has the force of Law, provided that in such case the relevant party shall first consult with the other parties to this Agreement in so far as it is reasonably practicable to do so.

     (C) The restrictions contained in Clause 9.7 (A) shall continue to apply for a period of six months from the Listing Date notwithstanding termination of this Agreement and after completion of the Hong Kong Offer.

     (D) During the period of the second 6 months from the Listing Date, no announcement concerning this Agreement or the Global Offering (including the Hong Kong Offer, the International Offering and the US Offering) may be made by the Company or TOM without first consulting the Joint Global Coordinators so far as it is reasonably practicable to do so.

9.8  Invalidity

     If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction, that shall not affect or impair:

     (A) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

      (B) the legality, validity or enforceability under the Laws of any other jurisdiction of that or any other provision of this Agreement.

9.9   Counterparts

      This Agreement may be executed by the parties in any number of counterparts, and by different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same document.

9.10  Governing law

      This Agreement shall be governed by and construed in accordance with the law of Hong Kong.

9.11  Jurisdiction and immunity

      (A) Each of the parties hereto irrevocably agrees that, subject as set out above, any suit, action or proceeding ("Proceeding") arising out of or in connection with this Agreement may be brought in the Hong Kong courts, submits to the jurisdiction of such courts in connection therewith and waives any objection which it may have now or hereafter to the laying of the venue of any such Proceeding in any such court and any claim that any such Proceeding have been brought in an inconvenient forum.

      (B) Subject as set out above, the submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of any party to take any Proceeding against any other party in whatsoever jurisdictions that party seems fit nor shall the taking of any Proceeding in anyone or more jurisdictions preclude the taking of any Proceeding in any other jurisdiction, whether concurrently or not.

      (C) Each of the Warrantors irrevocably agrees that any writ, judgment or other notice of process shall be sufficiently and effectively served on it if delivered to the address appearing next to its/his name in Clause 9.14(C) and marked for the attention of the person referred to in Clause 9.14(C) or to such other person or address in Hong Kong as may be notified by such Warrantors to the other parties hereto.

      (D) To the extent that any party hereto may in any court or arbitration proceedings arising out of or in connection with this Agreement or in any proceedings taken for the enforcement of any determination, decision, order or award made in such court or arbitration proceedings claim for itself or its assets immunity from suit or other legal process or to the extent that in any such court or arbitration or enforcement proceedings there may be attributed to itself or its assets such immunity (whether or not claimed), such party hereby irrevocably waives such immunity and consents, in respect of any such court or arbitration or enforcement proceedings, to the giving of any relief or the issue of any process including, without limitation, the taking of proceedings, enforcement or execution against property whatsoever (irrespective of its use or intended use) to the full extent permitted by applicable Laws.

9.12  Notices

      (A) Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing and shall be in the English language.

      (B) Any such notice or other communication shall be addressed as provided in Clause 9.14(C) and, if so addressed, shall be deemed to have been duly given or made as follows:

          (1) if sent by personal delivery upon delivery at the address of the relevant party;

          (2) if sent by post on the third Business Day after the date of posting;

          (3) if sent by facsimile, when despatched with confirmed receipt as evidenced by the transmission report generated at the end of the transmission of such facsimile by the facsimile machine used for such transmission.

     (C) The relevant addresses and facsimile numbers of each party hereto for the purposes of this Agreement, subject to Clause 9.14(D), are:

      NAME OF PARTY          ADDRESS                                FACSIMILE NO.
      -------------          -------                                -------------
      TOM Online Inc.        8/th/ Floor, Tower W3                  (8610) 8518 5555
                             Oriental Plaza
                             No.1 Dong Chang An Avenue
                             Dong Cheng District, Beijing 100738,
                             The PRC

      TOM Group Limited      48/th/ Floor                           (852) 2189 7446
                             The Center
                             99 Queen's Road Central
                             Hong Kong

      Citigroup Global       20/th/ Floor                           (852) 2501 8110
      Markets Asia Limited   Three Exchange Square
                             8 Connaught Place, Central
                             Hong Kong

      Morgan Stanley Dean    30/th/ Floor                           (852) 2848 5577
      Witter Asia Limited    Three Exchange Square
                             Central
                             Hong Kong

      (D) A party may notify the other parties to this Agreement of a change to its relevant address or facsimile number for the purposes of Clause 9.14(C), provided that such notification shall only be effective on:

          (1) the date specified in the notification as the date on which the change is to take place; or

          (2) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

IN WITNESS whereof this Agreement has been executed by or on behalf of the parties on the date first stated above.

                       SCHEDULE 1: HONG KONG UNDERWRITERS

     Name                                   Address
1.   Citigroup Global Markets Asia          20/th/ Floor, Three Exchange Square, 8 Connaught Place,
     Limited                                Central, Hong Kong

2.   Morgan Stanley Dean Witter             26/th/ Floor, Three Exchange Square, 8 Connaught
     Asia Limited                           Place, Central, Hong Kong

3.   Cazenove Asia Limited                  5001, 50/th/ Floor, One Exchange Square, 8 Connaught
                                            Place, Central, Hong Kong

4.   Deutsche Bank AG, Hong                 55/th/ Floor, Cheung Kong Center, 2 Queen's Road
     Kong Branch                            Central, Hong Kong

5.   UOB Asia (Hong Kong) Limited           Suite 601, 6/th/ Floor, Aon China Building, 29 Queen's
                                            Road Central, Hong Kong

6.   CITIC Capital Markets Limited          26/th/ Floor, CITIC Tower, 1 Tim Mei Avenue, Central,
                                            Hong Kong

7.   First Shanghai Securities              19/th/ Floor, Wing On House, 71 Des Voeux Road,
     Limited                                Central, Hong Kong

8.   Kim Eng Securities (Hong Kong)         Room 1901, Bank of America Tower, 12 Harcourt Road,
     Limited                                Central, Hong Kong

9.   South China Securities Limited         28/th/ Floor, Bank of China Tower, 1 Garden Road,
                                            Central, Hong Kong

10.  Sun Hung Kai International Limited     Level 12, One Pacific Place, 88 Queensway, Hong Kong

                   SCHEDULE 2: CONDITIONS PRECEDENT DOCUMENTS

PART A

1. A certified copy of the resolutions of the Board passed on 12 February 2004, inter alia:

     (A) approving and authorising execution of this Agreement and each of the documents as may be required to be executed by the Company for the purposes of the Hong Kong Public Offering;

     (B)  approving the Global Offering; and

     (C) approving and authorising the issue and the registration with the Registrar of Companies in Hong Kong of the Hong Kong Public Offering Documents.

2. A certified copy of the written resolutions of the shareholders of the Company passed on 12 February 2004 approving, inter alia, the Global Offering and the adoption of the Pre-IPO Share Option Plan and the Share Option Scheme.

3. A certified copy of the minutes of a meeting or resolutions of the board of directors of TOM approving and authorising execution of this Agreement and each of the Operative Documents to which TOM is a party.

4. Certified copies of the resolutions of the directors of the relevant companies of the Group approving the Deed of Indemnity and the Deed of Non-compete, and the performance by each of them of their respective obligations under each such agreement.

5. Three printed copies of each of the Hong Kong Public Offering Documents duly signed by two Directors or their respective duly authorised agents and, if signed by their respective duly authorised agents, copies of the relevant authorisation documents.

6. The Verification Notes signed by or on behalf of each party to whom responsibility is therein assigned (except the Joint Global Coordinators and their legal advisers).

7. Certified copies of the responsibility letters, powers of attorney and statements of interests signed by all the Directors.

8. A certified copy of each of the certified material contracts referred to in the paragraph headed "Summary of material contracts" in Appendix VII to the Prospectus (other than this Agreement).

9. One signed original or certified copy of each of the accountants' reports dated the Prospectus Date by the Reporting Accountants, the texts of which are contained in Appendices I and II to the Prospectus.

10. One signed original or certified copy of the property valuation report dated the Prospectus Date from the Property Valuers to the Directors in connection with the valuation of the property interests of the Group, the text of which is contained in Appendix IV to the Prospectus.

11. One signed original or certified copy of each of the letters dated the Prospectus Date from the Reporting Accountants to Company and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) (A) confirming the indebtedness statement contained in the Prospectus, and (B) commenting on the statement contained in the Prospectus as to the sufficiency of working capital, such letters to be in the form previously agreed by the

     Reporting Accountants with the Company and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters).

12. A certified copy of each of the letter dated the Prospectus Date from each of the experts referred to in Appendix VII to the Prospectus consenting to the issue of the Prospectus with the inclusion of references to it and of its letter and/or report and/or valuation certificate in the form and context in which they are included.

13. A certified copy of the letter dated the Prospectus Date from Maples and Calder Asia to the Company in relation to the summary of the constitution of the Company and Cayman Islands company law in Appendix VI to the Prospectus.

14. A letter from Freshfields Bruckhaus Deringer to the Joint Global Coordinators confirming that a copy of each of the Hong Kong Public Offering Documents, together with the documents specified in the section headed "Documents Delivered to the Registrar of Companies" in Appendix VIII to the Prospectus have been delivered to the Registrar of Companies in Hong Kong for registration as required by section 342C of the Companies Ordinance, and a certified copy of the letter from the Registrar of Companies in Hong Kong confirming registration of the Prospectus.

15.  A certified copy of each of the Reorganisation Documents.

16.  A certified copy of the Receiving Bankers Agreement.

17.  A certified copy of the Registrar Agreement.

18.  A certified copy of the multiple applications letter.

19. One signed original of a legal opinion dated the date of this Agreement from Maples and Calder Asia regarding, inter alia, due incorporation of the Company.

20. A certified copy of the translation certificate issued by the translator in respect of the Hong Kong Public Offering Documents.

21. One signed original or certified copy of the comfort letter dated the Prospectus Date, in form satisfactory to the Joint Global Coordinators, issued by the Reporting Accountants confirming certain information set out in the Prospectus.

22. A certified copy of the certificate of incorporation and memorandum and articles of association of the Company.

23. A certified copy of the certificate of registration of the company as an oversea company under Part XI of the Companies Ordinance.

24.  A certified copy of the current business registration of the Company.

25.  A certified copy of the Pre-IPO Share Option Plan.

26.  A certified copy of the Share Option Scheme.

27. A certified copy of each of the signed service agreements entered into by each of the executive Directors.

28. One signed original of each of the legal opinions issued by Commerce & Finance Law Offices addressed to, inter alia, the Company and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) (in the form satisfactory to the Joint Global Coordinators) in connection with: (A) general corporate matters; (B) the contractual arrangements; (C) property; (D) Cernet Information Technology Company Limited, Cernet Online Co Ltd and Guangzhou Hong Xiang Audio-Video Production Company Limited; and
     (E) approvals and other matters (the supplemental legal opinion). All such legal opinions to be dated the date of this Agreement.

29. One certified copy of the certificate of good standing of each of Lahiji Vale Limited, Laurstinus Limited, Bright Horizon Enterprises Limited and Puccini International Limited. (If not available, to be provided by Price Determination Date)

PART B

1.   Signed originals of the bring-down Cayman legal opinions

2.   One signed original of the Hong Kong legal opinion

3. One signed original of the stock borrowing agreement between TOM and Citigroup in a form to be reasonably agreed by them

4.   One signed original of the Escrow Agreement

                             SCHEDULE 3: WARRANTIES

Where any defined term used in this Schedule is not defined in this Agreement, it shall be given the meaning ascribed to it in the International Underwriting Agreement.

1.       Incorporation, capacity and authority
         -------------------------------------

1.1      The Company is duly registered in Hong Kong as an oversea company under
         Part XI of the Companies Ordinance.

1.2 TOM has been duly incorporated and is validly existing as a limited liability company under the Laws of the Cayman Islands and is a legal person and has the requisite power and authority to enter into this Agreement and to perform and carry out all the transactions and obligations contemplated under this Agreement and the execution by TOM of this Agreement will not, (i) conflict with or result in any breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon TOM, (ii) will not result in any violation of the provisions of the Memorandum of Association, Articles of Association or business licenses or other constitutional documents of TOM or (iii) any law or statute or any order, rule, regulation, judgment, order or decree of any Governmental Agency having jurisdiction over TOM.

1.3 No provisions of this Agreement contravene in any way the applicable Laws to each of the Company and Tom is subject and the law by which the relevant agreement and document is expressed to be governed.

1.4 The Articles of the Company comply with the requirements of the GEM Listing Rules.

1.5 The obligations of the Company under this Agreement are not and will not be subject to any conditions precedent other than as specified in the relevant agreement.

1.6 Save to the extent already warranted in warranty (P) from the International Underwriting Agreement above, each member of the Group has full power (corporate and other) to execute, deliver and perform each of its agreements and arrangements as described in the Prospectus and has duly authorised, executed and delivered each such agreement and contract. Each such agreement or contract constitutes a legal, valid and binding agreement, enforceable in accordance with its term against such member of the Group except as such enforceability may be limited under applicable bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium or similar Laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

1.7 The Articles are the existing articles of association of the Company and have been validly approved by the Company in accordance with the requirements of the Laws of the Cayman Islands.

2.       Group Structure
         ---------------

2.1 The Company does not own or control, directly or indirectly, any equity interest (whether in the form of shareholding or otherwise) in any other company, enterprise or undertaking save as described in the Prospectus and does not have any other branch, agency, place of business or permanent establishment save as disclosed in the Prospectus.

2.2 No member of the Group has any branch, agency, place of business or permanent establishment outside the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC.

2.3 Save as disclosed in the Prospectus, no member of the Group acts or carries on business in partnership with any other person or is a member of any corporate or unincorporated body, undertaking or association or holds or is liable on any share or security which is not fully paid up or which carries any liability.

2.4 None of the members of the Group is engaged in any business activity or has any material asset or liability (whether actual, contingent or otherwise) which is not directly or indirectly related to the business of the Group as described in the Prospectus.

3.       Reorganisation
         --------------

         Save as disclosed in the Prospectus, so far as the Warrantors are aware, no legal, arbitral or governmental proceedings have been threatened or contemplated, that challenge the effectiveness, validity or enforceability of the Reorganisation, the Reorganisation Documents and the Corporate Documents or any of the contracts listed or otherwise referred to in the paragraph headed "Summary of material contracts" in Appendix VIII to the Prospectus.

4.       The Offer
         ---------

         Save as disclosed in the Prospectus, the Hong Kong Offer will not require any approvals from any governmental or regulatory body or, in the case of the Company, the sanction or consent of its shareholders which is outstanding.

         The Hong Kong Offer will not result in the creation or imposition of any lien, charge, encumbrance or other restriction upon any assets of any member of the Group.

         The Shares to be issued pursuant to the Hong Kong Offer will be free from any lien, charge, encumbrance or other security interest or third party rights or interests.

         Except as set out in the Prospectus, there are no limitations on the rights of holders of Shares to hold or vote or transfer their shares.

         There are no contracts, agreements or understandings between any Group company and any person that would give rise to a valid claim against the Group or the Global Co-ordinators or any of the Underwriters for any brokerage, commission, finders' fee or other like payment in connection with the Share Offer.

         All public notices, announcements and advertisements in connection with the Hong Kong Offer and authorised by the Company to be issued, made and published comply and will comply with all applicable statutory provisions and regulatory requirements and all statements of fact contained therein are and will be true and complete (as of the respective dates thereof).

5.       Accountants' etc Reports
         ------------------------

         All material information requested from the Company by the Reporting Accountants for the purposes of their reports, letters, and certificates to the Company and/or the Underwriters has been supplied to them and such information is true accurate and not misleading in any material respect and was given in good faith. No material information was withheld from the Reporting Accountants and the Company does not disagree with any aspect of the reports, letters or certificates prepared by the Reporting Accountants respectively and the opinions attributed to the Directors in such reports or letters are honestly held by the Directors and are fairly based upon facts within their knowledge after due and careful consideration.

6.       Verification Notes
         ------------------

         The replies to the questions set out in the Verification Notes relating to the Hong Kong Underwriting Agreement given by the Company or the Directors were so given by persons having appropriate knowledge and duly authorised for such purposes and all such replies have been given in full and in good faith and were, and remain, true and accurate and not misleading in any material respect.

7.       Offer Documents
         ---------------

         All statements of material fact contained in the Offer Documents (and any amendment or supplement thereto) are true and accurate, complete in all material respects and not misleading and there are no facts known or which on reasonable enquiry could have been known to any member of the Group and/or the Warrantors (or any of them) which are not disclosed in the Offer Documents, the omission of which would make any statement therein misleading in any respect or which in the circumstances of the Offer are material for disclosure therein provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance and conformity with information furnished in writing to the Company by a Hong Kong Underwriter. All expressions of opinion or intention therein (including but not limited to the statement regarding the sufficiency of working capital, use of proceeds, indebtedness, prospects, dividends, future plans and prospects, Company's liquidity, financial resources and capital structure, material contracts and litigation) are made after due and careful consideration and are and will be founded on bases and assumptions that are fair and reasonable and are and will be truly and honestly held by the Warrantors and there are no other facts known or which on reasonable enquiry could have been known to the Warrantors the omission of which would make any such statement or expression misleading in any material respect or which will or might be material in the context of the Offer as a whole.

         The Offer Documents contain and, when each of them is issued, will contain all such information and particulars required to comply with all statutory and other provisions (including, without limitation, the Companies Law, the Companies Ordinance and the GEM Listing Rules) so far as applicable.

         The Prospectus contains all particulars and information reasonably necessary to enable the Stock Exchange to asses the Company's suitability for listing and all information as investors would reasonably expect to find there for the purpose of to making an informed assessment of the assets and liabilities, financial position and prospects of the Group and its profits and losses and of the rights attaching to the Shares and there are no other facts the omission of which would make any statement in the Prospectus misleading in any material respect or which is in the context of the Hong Kong Offer as a whole material for disclosure. Taken as a whole, the Prospectus gives a view of the Group, including its prospects, which is reasonable and not misleading.

         All statements of fact in the section of the Prospectus headed "Risk Factors" are true and accurate in all material respects and each expression of opinion, belief and expectation in respect of that section is reasonable, truly and honestly held.

         The report prepared by the Company in respect of the adequacy of the Group's working capital has been properly compiled by the Company on the basis of the assumptions stated therein and is presented on a basis consistent with the accounting principles and policies adopted by the Reporting Accountants in relation to the preparation of the accountants' report contained in Appendix I to the Prospectus after making proper provision for all known material liabilities (whether actual or contingent or otherwise); and the assumptions upon which the report are based are fair and reasonable in the context of the Group and that there are no material facts known or which could on reasonable enquiry have been known to the Company or the Warrantors or the Directors which have not been taken into account in the preparation of the report and which could be expected to have a material impact thereon.

         The directors of the Company have made sufficient enquiries as to enable them to give the confirmations set out in their respective responsibility statements relating to the Hong Kong Offer.

8.       Directors Interests
         -------------------

         All the interests of the Directors in the securities of the Company and its associated corporations (within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the "SFO")) which will be required to be notified to the Company and the Stock Exchange pursuant to the SFO and Rules 5.40 to 5.59 of the GEM Listing Rules once the Shares are listed on the Stock Exchange are fully and accurately disclosed in the Prospectus.

9.       Financial Statements
         --------------------

The audited consolidated financial statements of the Group for the two years ended 31 December 2003 contained in the accountants' report prepared by the Reporting Accountants and set out in Appendices 1 the Prospectus have been prepared so as to give a true and fair view of the financial position of the Group at the Accounts Date and of the results of the Group for the accounting reference period of two years ending 31 December 2003:

..        such summaries are accurate in all material respects, make full provision for any bad or doubtful debts and make appropriate provision for (or contain a note in accordance with good accounting practice respecting) all deferred or contingent liabilities, whether liquidated or unliquidated at the date thereof; and

..        save as disclosed in the Prospectus, the profits and losses shown by such accounts have not in any material respect been affected by any unusual or exceptional item or by any other matter which has rendered such profits or losses unusually high or low.

The financial information and financial data set forth in the Prospectus in the sections headed "Summary" and "Financial information" are derived from the accounting records of the Group and are a fair presentation of the data purported to be shown.

There are no material contingent liabilities of the Group which are not appropriately provided for or disclosed in the financial statements in the Accountants' Report or the notes thereto.

10.      Profit Forecast
         ---------------

The memorandum on the combined profit and cash flow forecast for the Group provided to the Stock Exchange, which has been approved by the Directors and reviewed by the Accountants in connection with the Hong Kong Offer, has been prepared after due and careful enquiry and on the bases and assumptions stated in such memorandum which the Directors believe to be reasonable and: (a) all statements of fact in such memorandum are true and accurate in all material respects and not misleading in any material respect; (b) all expressions of opinion contained in such memorandum are fair and reasonable, are honestly held by the Directors based on facts known to the directors of the Company having made all due investigation and enquiries as they could reasonably be expected to make; and (c) there are no other material facts or assumptions which in any case ought reasonably to have been taken into account which have not been taken into account in the preparation of such memorandum.

11.      Events Since The Accounts Date
         ------------------------------

Save as disclosed in the Prospectus, since 31 December 2003:

..        each member of the Group has carried on business in the ordinary and usual course so as to maintain it as a going concern and in the same manner as previously carried on and since such date has not entered into any material contract, transaction or commitment outside the ordinary course of business or of an unusual or onerous nature;

..        each member of the Group has continued to pay its creditors in the ordinary course of business;

..        cancelled or waived or released or discounted in whole or in part any debts or claims which are material in the context of the Group as a whole;

..        no member of the Group has declared, paid or made any dividend or distribution of any kind on any class of shares;

..        no transaction has taken place which has given rise, or may give rise, to any tax liability of any member of the Group which could reasonably be considered material in the context of the Hong Kong Offer, other than transactions in respect of or arising in the ordinary course of day to day business of the relevant member of the Group;

12.      Connected transactions
         ----------------------

In respect of the connected transactions (as defined in the GEM Listing Rules) of the Company (the "Connected Transactions"):

..        there are no Connected Transactions which have not been disclosed or reflected in the Prospectus;

..        all written information (including but not limited to historical figures) and documentation provided by the Company to the Joint Global Co-ordinators and the Underwriters are true and accurate and complete in all material respects and there is no other information or document which have not been provided the result of which would make the information and documents so received misleading;

13.      Joint Ventures
         --------------

In relation to the contractual arrangements relating to the ownership and control of Beijing Lei Ting, Shenzen Freenet and Wu Ji Network (each as defined in the Prospectus) described in the "Our Corporate Structure", "Business - Connected Transactions" and "Risk Factors" sections of the Prospectus, no Group Company is in material dispute with any of the employees/nominee shareholders named therein and, after due enquiry, there are no circumstances known to the Company which may give rise to any such material dispute with any such person.

14.      Capital and contractual commitments, etc.
         -----------------------------------------

Save as disclosed in the Prospectus, no member of the Group has any material outstanding liabilities, term loans, other borrowings or indebtedness in the nature of borrowings, including bank overdrafts and loans, debt securities or similar indebtedness, hire purchase commitments or any mortgages and charges.

The description contained in the Prospectus of the Group's capital commitments and/or requirements with respect to existing and further projects is true and complete in all material respects. No member of the Group has any capital commitment which is sufficiently material to merit disclosure in the Prospectus but is not so disclosed.

In the opinion of the Directors, taking into account the net proceeds to be received by the Group from the Share Offer, the working capital available to the Group is and will be sufficient for the Group's present requirements and, in all events, for at least 12 months from the Listing Date.

No Group Company is in material dispute with any member of the China Mobile group of companies or any member of the China Unicom group of companies and, after due enquiry, there are no circumstances known to the Company which may give rise to any such material dispute with any member of the China Telecom group of companies or any member of the China Unicom group of companies, or which may otherwise materially and adversely affect the relationship of any Group Company with any member of the China Telecom group of companies or any member of the China Unicom group of companies.

Save for normal indemnity provisions in commercial contracts, no member of the Group has entered into any agreement, arrangement or understanding, whether oral or written, whereby it has assumed or become responsible for, or will assume or become responsible for, any liability arising out of or in connection with proceedings involving any company which is not a member of the Group which is material in the context of the Group as a whole.

15.      Indebtedness
         ------------

Save as disclosed in the Prospectus and for such transactions as may be entered into by the Company pursuant to any of the Operative Documents or Reorganisation Documents or in the ordinary course of business, no indebtedness (actual or contingent), no contract or arrangement is outstanding between any member of the Group and TOM or any company (excluding the Group) or undertaking which TOM owns or controls (whether by way of shareholding or otherwise).

16.      Insurance
         ---------

No material claim under any insurance pollices taken out by any member of the Group is outstanding and there are no circumstances likely to give rise to such a material claim.

All premiums due in respect of such insurance policies have been duly paid in full and, to the best of the knowledge of the directors of the Company having made all due investigation and enquiries, all conditions for the validity and effectiveness of the said policies have been fully observed and performed.

17.      Default
         -------

No circumstance has arisen such that any person is now entitled to require payment of any material indebtedness or under any guarantee of any material liability of any member of the Group by reason of default by any such member or any other person.

No member of the Group is in breach of, or in default (nor has any event occurred which, with the giving of notice or the lapse of time or both would result in a material default by any such member) under any Law or Approvals which is binding upon or affects it or any of its assets or revenues or the operation of its business. The consequence of breach or default might result in a Material Adverse Effect (as defined in the warranties from the International Underwriting Agreement set out above).

There is no event, default or breach of any agreement or other instrument which, by the passage of time or the giving of notice or both or otherwise, would constitute an event of default on the part of any member of the Group the effect of which is to accelerate or to permit the acceleration (by notice or otherwise) of repayment of any material indebtedness or give rise to an obligation or liability or right of enforcement of such obligation or liability of any member of the Group which is materially adverse to the financial or trading position of the Group.

18.      Employees
         ---------

No member of the Group has established or incurred any obligation to establish or given any undertaking in respect of any retirement, death or disability scheme or arrangement relating to any present or past employee or director or any other person under which any obligation or liabilities have arisen or might reasonably be expected to arise which might result in a Material Adverse Effect.

19.      Directors
         ---------

..        The Directors have been duly and validly appointed and are the only directors of the Company.

..        Except as disclosed in the Prospectus, none of the Directors has a service contract with any Group Company which is required to be disclosed in the Prospectus.

..        All interests of the Directors in any company or business which is or was a party to an agreement or arrangement within the last two years with any member of the Group and in any company or business in competition with any existing businesses of the Group or which now transacts business with any member of the Group are, to the extent material, sufficiently disclosed in the Prospectus.

..        There are no loans or other indebtedness (actual or contingent) due or owing to any member of the Group by any of the Directors or any person connected with such Director (including his spouse, his children under 18 years of age and any company controlled by him (whether directly or indirectly)).

20.      Intellectual Property
         ---------------------

Save as disclosed in the Prospectus, all Intellectual Property which is material to the business of the Group and owned by or licensed to a member of the Group is not the subject of any licences, rights or other encumbrances in favour of a third party granted by a predecessor in title to, or assignor of, such Intellectual Property to the Group.

No member of the Group has received any notice or is otherwise aware of:

..        any infringing use by third parties of any of the Intellectual Property used or owned by a member of the Group where that use is likely to have a material adverse effect on the business of the Group; or

..        any pending or threatened action, suit, proceeding or claim by others challenging the Group's rights in or to any of the Intellectual Property used or owned by a member of the Group which, if it succeeded, would be likely to have a material adverse effect on the business of the Group; or

..        any pending or threatened action, suit, proceeding or claim by others claiming infringement or other violation by any member of that Group of any Intellectual Property or other proprietary rights of others which, if it succeeded, would be likely to have a material adverse effect on the business of the Group; or

So far as the directors of the Company are aware having made due enquiry, the Company, the rights and interest held by the Group (whether as owner, licensee or otherwise) in Intellectual Property comprises all such material rights and interests necessary for the carrying on of the business of the Group in and to the extent which it is presently conducted.

21.      Taxation
         --------

..        The provisions included in the accountants' report in Appendices 1 and
         2 to the Prospectus were sufficient to cover all taxation (if any) in respect of all accounting periods ended on or before the Accounts Date. There is no material tax deficiency that has been asserted against any member of the Group.

..        Under existing Cayman Islands and Hong Kong Law, holders of Offer
         Shares are not subject to withholding tax, income tax or any other taxes or duties imposed by any governmental or regulatory authority in the Cayman Islands or Hong Kong in respect of any payments, dividends or other distributions made on the Offer Shares.

22.      Compliance with Laws
         --------------------

The Company and each member of the Group has been conducting its business in all material respects in accordance with, and has not been in violation of, any Law to which the Company and each member of the Group is subject or by which it or any of its property is bound.

23.      Use Of Proceeds
         ---------------

The application of the net proceeds from the Offer, as set forth in and contemplated by the Prospectus, will not contravene any provision of applicable law, rule or regulation or the Articles or other constitutive documents of the Company or any of its Subsidiaries or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Company or any of its Subsidiaries that, singly or in the aggregate, is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries.

24.      Insolvency
         ----------

Each member of the Group is validly existing and:

..        no order has been made or resolution passed by any member of the Group, and no petition been presented, for the winding-up of the any member of the Group or for the appointment of an administrator, provisional supervisor, provisional liquidator or analogous officer to any member of the Group;

..        no receiver or manager has been appointed by any person of the whole or any part of the business or assets of any member of the Group and no compromise or arrangement has been proposed, agreed to or sanctioned in respect of any member of the Group;

..        no action has been taken by any member of the Group and, as far as the
         Company is aware, no matter has occurred which is equivalent or in all material respects similar in any jurisdiction to any of the actions or matters referred to in subparagraphs (A) and (B) above; and

..        no member of the Group has stopped or suspended payments of its debts, become unable to pay its debts or otherwise become insolvent.

25.      Miscellaneous
         -------------

(a) The Company's subsidiaries incorporated in the PRC are identified in the Prospectus (each a "PRC Subsidiary") and the Company has no other direct or indirect subsidiaries or any other company (other than Beijing Lei Ting, Shenzhen Freenet, and Wu Ji Network, the "Operating Companies") over which it has direct or indirect effective control incorporated or operating in the PRC. Each PRC Subsidiary has been duly established and is validly existing under the laws of the PRC, and its business license is in full force and effect. The Articles of Association of each PRC Subsidiary comply with the requirements of applicable PRC law, including the PRC Company Law, and are in full force and effect.

(b) Each Operating Company has been duly established and is validly existing under the laws of the PRC, and its business license is in full force and effect. The Articles of Association of each Operating Company comply with the requirements of applicable PRC law, including the PRC Company Law, and are in full force and effect.

(c) None of the businesses, activities, agreements or commitments of any PRC Subsidiary or Operating Company, current or past, is or has been unauthorized or exceeds the business scope of its respective business license except to the extent failure to be so authorized or to operate within the business scope of its respective business license would not have a material adverse effect on the general affairs, management, shareholders' equity, results of operations, position, financial or otherwise, or prospects of the Company, the Subsidiaries, the PRC Subsidiaries and the Operating Companies, taken as a whole (a "Material Adverse Effect").

(d) Each PRC Subsidiary and Operating Company is a legal person with limited liability and the liability of the Company or any other equity investor in respect of equity interests held in each PRC Subsidiary and Operating Company is limited to its investment therein. All of the registered share capital of, or equity interest in, each PRC Subsidiary and Operating Company have been fully authorized and are validly issued, fully paid and non-assessable and, in the case of each PRC Subsidiary, are owned directly or indirectly by the Company, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims.

(e) Neither the Company nor any of its subsidiaries incorporated outside the PRC as identified in the Prospectus (the "Subsidiaries"), the PRC Subsidiaries or the Operating Companies has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or any other development reasonably likely to involve a prospective material adverse change, in or affecting the business, properties, management, shareholders' equity, results of operations, condition (financial or otherwise), or prospects of the Company, the Subsidiaries, the PRC Subsidiaries, and the Operating Companies, taken as a whole (a "Material Adverse Change"), otherwise than as set forth or contemplated in the Prospectus.

(f) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of the Subsidiaries, the PRC Subsidiaries, or the Operating Companies, has (i) entered into or assumed any material contract, (ii) incurred any material liability (including any contingent liability) or other obligation, (iii) acquired or disposed of or agreed to acquire or dispose of any business or asset material to the Company and the Subsidiaries, the PRC Subsidiaries, or the Operating Companies, taken as a whole, (iv) save for the 1,300,000,000 Ordinary Shares purchased from the Parent Company on January 16, 2004, purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital, (v) incurred or sustained any material change in its share capital, short-term debt or long-term debt, (vi) entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in clauses (i) through (vi) above, except in each case to the extent described in the Prospectus.

(g) The Company has been duly incorporated and is validly existing in good standing under the laws of the Cayman Islands, with full legal right, power and authority (corporate and other) to own, use, lease and operate its properties and conduct its business in the manner presently conducted and as described in the Prospectus and is duly qualified to transact business in any jurisdiction in which it owns or leases properties or conducts any business where such qualification is required, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, and the Memorandum of Association and Articles of Association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(h) Each of the Subsidiaries has been duly incorporated in its jurisdiction of incorporation and is validly existing in good standing under the laws of its respective jurisdiction, with full legal right, power and authority (corporate and other) to own, use, lease and operate its properties and conduct its business in the manner presently conducted and as described in the Prospectus and is duly qualified to transact business in any jurisdiction in which it owns or leases properties or conducts any business where such qualification is required, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, and the Memorandum of Association and Articles of Association of each of the Subsidiaries comply with the requirements of the applicable law and are in full force and effect.

(i) Each of the Company, the Subsidiaries, the PRC Subsidiaries and the Operating Companies has valid title to, or valid leasehold interests in, all of its material real properties and assets disclosed in the Prospectus and valid title to all material personal properties and assets as owned by it, in each case free and clear of liens, charges, encumbrances, equities, claims, defects, options or restrictions, except such as are described in the Prospectus or such as do not, individually or in the aggregate, interfere with the uses made and proposed to be made of such property by the Company and the relevant Subsidiary, PRC Subsidiary or Operating Company, as the case may be. Each lease to which the Company or any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies is a party is legal, valid and binding, enforceable in accordance with its terms against the other parties thereto, and no material default (or event which with notice or lapse of time, or both, would constitute a material default) by the Company or any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies has occurred and is continuing under any such lease. None of the Company, the Subsidiaries, the PRC Subsidiaries or the Operating Companies has any freehold interest in any properties.

(j) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued share capital of the Company has been duly authorized and is validly issued, fully paid and non-assessable. There are no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, except as described in the Prospectus. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of share capital, or direct interests in any Subsidiary, PRC Subsidiary or Operating Company, other than as set forth in the Prospectus.

(k) The Offer Shares, Hong Kong Offer Shares and the Reserved Shares to be issued and sold by the Company to the Underwriters and the Qualified Shareholders hereunder and (in the case of under subscription in the Hong Kong Public Offering) under the Hong Kong

         Underwriting Agreement have been duly and validly authorized, and when issued and delivered against payment therefore pursuant to the International Underwriting Agreement and the Hong Kong Underwriting Agreement will be duly and validly issued and delivered and fully paid and non-assessable; the descriptions of the Offer Shares, the ADSs representing such Offer Shares, the Hong Kong Offer Shares and the Reserved Shares contained in the Prospectus are true and correct in all material respects; the holders of outstanding shares of share capital of the Company are not, and on the Closing Date (as defined below) and the Second Time of Delivery (as defined below), if applicable, will not, be entitled to preemptive or other similar rights to acquire the Offer Shares or ADSs; the ADSs, the Offer Shares and the Reserved Shares are freely transferable by the Company to or for the account of the several Underwriters and Hong Kong Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offer Shares, the ADSs or the Reserved Shares under the laws of the Cayman Islands, PRC, Hong Kong or the United States.

(l) Approval in principle has been obtained for the listing of, and permission to deal in, the Ordinary Shares on The Growth Enterprise Market of The Stock Exchange of Hong Kong Limited ("GEM".)

(m) This Agreement and the Hong Kong Underwriting Agreement have been duly authorized, executed and delivered by the Company and each constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms.

(n) No consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any national, provincial, municipal, local, foreign or other governmental authority, agency or body, any self-regulatory organization or any court or other tribunal or any stock exchange authorities (hereinafter referred to collectively as "Governmental Agencies") having jurisdiction over the Company or any of the Subsidiaries, the PRC Subsidiaries or the Operating Companies or any of their properties (hereinafter referred to as "Governmental Authorizations") are required for (i) the issue and sale of the Shares to be sold under the Hong Kong Underwriting Agreement, the compliance by the Company with all of the provisions of the Hong Kong Underwriting Agreement, and the consummation by the Company of the transactions contemplated herein and in the Registration Statement as set forth in and contemplated by the Prospectus, except (x) the registration of the Offer Shares and the ADSs under the Securities Act, (y) such Governmental Authorizations as have been obtained and are in full force and effect and copies of which have been furnished to the Joint Global Coordinators and (z) such Governmental Authorizations as may be required by the state securities or Blue Sky laws or any laws of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and the United States in connection with the purchase and distribution of the Ordinary Offer Shares and ADSs by or for the account of the Underwriters and (ii) the execution and delivery by the Company of the Underwriting Agreements and the Deposit Agreement, except such Governmental Authorizations as have been obtained and are in full force and effect and copies of which have been furnished to the Joint Global Coordinators.

(o) The issue and sale of the Offer Shares to be sold by the Company under the International Underwriting Agreement and the Hong Kong Underwriting Agreement, the deposit of the Offer Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs under the Deposit Agreement and the compliance by the Company with all of the provisions of the International Underwriting Agreement, the Hong Kong Underwriting Agreement and the Deposit Agreement, and the consummation by the Company of the transactions contemplated herein, therein and in the Registration Statement, did not, and will not, (i) conflict with or result in any breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the

         Company and the Subsidiaries, the PRC Subsidiaries and the Operating Companies, (ii) will not result in any violation of the provisions of the Memorandum of Association, Articles of Association or business licenses or other constitutional documents of the Company or any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies or (iii) any law or statute or any order, rule, regulation, judgment, order or decree of any Governmental Agency having jurisdiction over the Company or any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies or any of their properties.

(p) There are no legal, governmental or arbitral proceedings (including, without limitation, any proceedings challenging the effectiveness or validity of the Reorganization Transaction) pending or, to the best of the Company and the Parent Company's knowledge, threatened to which the Company, any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies is a party or to which any of the properties of the Company, any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies is subject that are required to be described in the Prospectus and that are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Prospectus that are not described as required that might individually or in the aggregate reasonably result in a Material Adverse Effect.

(q) Except as disclosed in the Prospectus, no material relationships, direct or indirect, or transactions exists between the Company, any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies on the one hand and their respective affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which are not disclosed or reflected in the Prospectus; and the statements in the Prospectus in this regard are true and correct in all material respects and do not omit anything necessary to make such statements, in light of the circumstances under which they are made, not misleading.

(r) Except as described in the Prospectus or the International Underwriting Agreement, all amounts payable by the Company in respect of the Offer Shares or pursuant to the Underwriting Agreements, including all dividends and other distributions declared and payable in United States dollars on the shares of share capital of the Company, shall be made free and clear of and without deduction for or on account of any withholding or other taxes imposed, assessed or levied by the Government of the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands or any authority thereof or therein (except such income taxes as may be imposed by the Government of the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands on payments hereunder to any Underwriter whose net income is subject to tax by the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands or withholding, if any, with respect to any such income tax).

(s) None of the Subsidiaries, the Operating Companies or the PRC Subsidiaries are currently prohibited, directly or indirectly, from paying any dividends or other distributions, or from making any other distribution on the Subsidiaries', the PRC Subsidiaries' or the Operating Companies' equity interest, except as provided for in the Corporate Agreements or as described in or contemplated by the Prospectus; all dividends and other distributions declared and payable upon the equity interests in the Subsidiaries, the PRC Subsidiaries and the Operating Companies may be converted into foreign currency that may be freely transferred out of the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands and all such dividends and other distributions are not and, except as disclosed in the Prospectus, will not be subject to withholding or other taxes under the laws and regulations of the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands and, except as disclosed in the Prospectus, are otherwise free and clear of any other tax, withholding or deduction in the PRC, Hong Kong, the British Virgin Islands, or the Cayman Islands in each case without the necessity of obtaining any Governmental Authorization in the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands, except such as have been obtained.

(t) The Company, each of the Subsidiaries, each of the PRC Subsidiaries and each of the Operating Companies maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements of the Company, the Subsidiaries, the PRC Subsidiaries and the Operating Companies in conformity with generally accepted accounting principles in the United States ("U.S. GAAP") and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) Each of the Company and the Subsidiaries, the PRC Subsidiaries and the Operating Companies own or have valid licenses in full force and effect or otherwise have the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems of procedures), trademarks, service marks and trade names (including the "Tom.com" name and logo) currently employed by them in connection with the business currently operated by them and none of the Company or any of the Subsidiaries, the PRC Subsidiaries or the Operating Companies, whether knowingly or unknowingly, is infringing, has infringed or has received any notice of infringement of or conflict with the asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in any Material Adverse Change.

(v) The audited consolidated financial statements (and the notes thereto) of the Company, the Subsidiaries, the PRC Subsidiaries and the Operating Companies included in the Prospectus present fairly, in all material respects, the financial position of the Company on a consolidated basis as of the dates indicated, and the results of operations and the cash flows for the periods specified in conformity with U.S. GAAP; and PricewaterhouseCoopers, who have expressed an opinion on the financial statements of the Company and the financial statements of Wu Ji Network, based on their audits, are independent auditors with respect to the Company within the meaning of the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(w) The unaudited pro forma consolidated statements of operations included in the Prospectus (the "proforma financial statements") are presented in accordance with Article 11 of Regulation S-X of the United States Securities Laws; and the assumptions used in preparing the pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statements.

(x) Each of the Company, the Subsidiaries, the PRC Subsidiaries and the Operating Companies have filed with all appropriate taxing authorities all income, franchise or other tax returns required to be filed through the date hereof except for those income, franchise or other tax returns that the failure to file will not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company, the Subsidiaries, the PRC Subsidiaries or the Operating Companies which has had (nor does the Company, the Subsidiaries, the PRC Subsidiaries or the Operating Companies have any knowledge of any tax deficiency which, if determined adversely to the Company, the Subsidiaries, the

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

         PRC Subsidiaries or the Operating Companies, might individually or in the aggregate have) a Material Adverse Effect.

(y) Except as disclosed in the Prospectus, no material stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company or any of the Subsidiaries, the PRC Subsidiaries or the Operating Companies to the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (i) the creation, allotment and issuance of the Ordinary Shares, (ii) the deposit of the Offer Shares by the Company with the Depositary against the issuance of ADRs evidencing ADSs, (iii) the sale and delivery by the Company of the Offer Shares and the ADSs to or for the respective accounts of the several Underwriters and the Hong Kong Underwriters, as the case may be, in the manner contemplated in the International Underwriting Agreement and in the Hong Kong Underwriting Agreement, (iv) the execution and delivery of the International Underwriting Agreement, the Hong Kong Underwriting Agreement and the Deposit Agreement, (v) the sale and delivery outside Hong Kong by the several Underwriters or within Hong Kong by the Hong Kong Underwriters of the ADSs and the Offer Shares, respectively, to the initial purchasers thereof in the manner contemplated in the Prospectus or the Hong Kong Prospectus, as the case may be.

(z) The description of the Reorganization Transaction and the Corporate Agreements as set forth in the Prospectus is true and correct in all material respects. The Reorganization Transaction has been completed and effected prior to the date hereof and constitutes a binding and irrevocable transaction completed by the parties to the Reorganization Agreements. Each of the Reorganization Agreements and Corporate Agreements have been effected prior to the date hereof in compliance with all applicable national, provincial, municipal and local laws, except for such non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect, and constitutes a binding transaction completed by the parties to the Reorganization Agreements and Corporate Agreements. Each of the Reorganization Agreements and Corporate Agreements has been duly authorized, executed and delivered by the Company and each of the Subsidiaries, PRC Subsidiaries and Operating Companies that is a party to such agreement prior to the date hereof and each Reorganization Agreement and Corporate Agreement constitutes a valid and legally binding agreement of the Company and each of the Subsidiaries, PRC Subsidiaries and Operating Companies that is a party and such agreement is enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(aa) The Reorganization Transaction and the Corporate Agreements and the consummation thereof and the execution and the delivery by the Company and each of the Subsidiaries and each of the PRC Subsidiaries, as the case may be, of each Reorganization Agreement and Corporate Agreement to which it is a party and the performance of their respective obligations thereunder did not, does not and will not conflict with, or result in a breach or violation of, any of the terms, or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of the Company, the Subsidiaries and the PRC Subsidiaries is a party to or by which it is bound or to which any of its property or assets is subject, that singly or in the aggregate, is material to any of the Company, the Subsidiaries, and the PRC Subsidiaries and such actions did not, and will not, result in any violation of the provisions of (x) the Articles of Association or business licenses or other constitutive documents of any of the Company, the Subsidiaries or the PRC Subsidiaries or (y) any law or statute or any order, rule, regulation, judgment, order or decree of any Governmental Agency having jurisdiction over any of them or any of their properties, except, in the case of clause (y) above, for such violations which would not, individually or

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

         in the aggregate (A) have a Material Adverse Effect or (B) affect the valid and binding nature of the Reorganization Transaction, any Reorganization Agreement or any Corporate Agreement. Except as disclosed in the Prospectus and except for certain regulatory approvals to be obtained in relation to (a) the transfer of the interest held by TOM.COM (China) Investment Limited in Cernet Information Technology Company Limited, (b) the transfer of the interest held by Shenzhen Freenet in Cernet Online Company Limited and (c) the transfer of the interest held by Shenzhen Freenet in Guangzhou Hong Xiang Audio-Video Production Company Limited, each of the regulatory approvals associated with (a), (b) and (c) herein which TOM.COM (China) Investment Limited and Shenzhen Freenet expect to receive in the normal course, all consents, approvals, authorizations, orders, registrations and qualifications required in all relevant jurisdictions in connection with the Reorganization Transaction, Reorganization Agreements and Corporate Agreements and the execution, delivery and performance of the Reorganization Agreements and Corporate Agreements have been made or obtained (including, without limitation (x) all actions necessary for the approval of the Reorganization Transaction and Corporate Agreements by any Governmental Agency and (y) third parties under joint venture agreements, bank loans, guarantees and other contracts material to the Company, the Subsidiaries and PRC Subsidiaries taken as a whole, if the consent of such third party is necessary to be obtained), and no such consent, approval, authorization, order, registration or qualification has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed, except for such consents, approvals, authorizations, orders, registrations and qualifications that the failure to make or obtain would not have a Material Adverse Effect.

(bb) Other than the Reorganization Agreements, there are no other material documents or agreements, written or oral, that have been entered into by the Company and any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies in connection with the Reorganization Transaction which have not been previously provided, or made available, to the Underwriters and, to the extent material to the Company, disclosed in the Prospectus.

(cc) The description of the Acquisition Transaction set forth in the Prospectus is true and correct in all material respects. The Acquisition Transaction has been effected prior to the date hereof in compliance with all applicable national, provincial, municipal and local laws. The Acquisition Transaction constitutes a binding and irrevocable transaction completed by the parties to the Acquisition Agreement. The Acquisition Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary that is a party to such agreement prior to the date hereof and the Acquisition Agreement constitutes a valid and legally binding agreement of the Company and the Subsidiary that is a party to such agreement enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and the consummation thereof and the execution and the delivery of the Acquisition Agreement by the Company and the Subsidiary that is a party to such agreement and the performance of their respective obligations thereunder does not and will not conflict with, or result in a breach or violation of, any of the terms, or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company and the relevant Subsidiary is a party or by which it is bound or to which any of its property or assets is subject, that singly or in the aggregate, is material to the Company and the relevant Subsidiary, and such actions did not, and will not, result in any violation of the provisions of (x) the Articles of Association or business licenses or other constitutive documents of the Company or the relevant Subsidiary or (y) any law or statute or any order, rule, regulation, judgment, order or decree of any Governmental Agency having jurisdiction over any of them or any of their properties, except, in the case of clause (y) above, for such violations which would not,

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

         individually or in the aggregate (A) have a Material Adverse Effect or
         (B) affect the valid and binding nature of the Acquisition Transaction or the Acquisition Agreement. Other than the Acquisition Agreement, there are no other material documents or agreements, written or oral, that have been entered into by the Company and any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies in connection with the Acquisition Transaction which have not been previously provided, or made available, to the Underwriters and, to the extent material to the Company, disclosed in the Prospectus.

(dd) Except as disclosed in the Prospectus, each of the Company, the Subsidiaries, the PRC Subsidiaries and Operating Companies has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all necessary declarations and filings with, all Governmental Agencies to conduct its business in the manner described in the Prospectus except to the extent that not having such licenses, consents, authorizations, approvals, orders, certificates or permits and not making such declarations and filings would not have a Material Adverse Effect, and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions or conditions not described in the Registration Statement or the Prospectus. Neither the Company, any of the Subsidiaries, any of the PRC Subsidiaries nor any of the Operating Companies has received any notice of proceedings relating to the revocation or modification of any such licenses, consents, authorizations, approvals, orders, certificates or permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. The Company does not have any reasonable basis to believe that the PRC Ministry of Information Industry ("MII") or any other regulatory body is proposing to modify, suspend or revoke any such licenses, consents, authorizations, approvals, orders, certificates or permits, and each of the Company and the Subsidiaries, the PRC Subsidiaries and the Operating Companies is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

(ee) The description set forth in the Prospectus in the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operation - Critical Accounting Policies" of (i) the accounting policies which the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and which require management's most difficult, subjective or complex judgments ("critical accounting policies") and (ii) the judgments and uncertainties affecting the application of critical accounting policies.

(ff) The description set forth in the Prospectus in the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" of (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of the Subsidiaries, PRC Subsidiaries and Operating Companies such as structured finance entities and special purpose entities (collectively, "off-balance arrangements") that are reasonably likely to have a material effect on the liquidity of the Company and the Subsidiaries, PRC Subsidiaries and Operating Companies taken as a whole, or the availability thereof or the requirements of the Company and the Subsidiaries, PRC Subsidiaries and Operating Companies for capital resources is true and correct in all material respects. As used herein in this warranty (ff), the phrase "reasonably likely" refers to a disclosure threshold lower than "more likely than not".

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

(gg) None of the Company, the Subsidiaries, the PRC Subsidiaries and the Operating Companies and the businesses or entities operated or owned by the Company and the Subsidiaries, the PRC Subsidiaries and the Operating Companies, nor to the best of the Company's knowledge, any of their respective directors (as identified in the Prospectus), directly or indirectly, own any interest exceeding 5% of the total issued share capital of, hold any directorships or management positions in, or are a party to any material transaction with any entity that competes with the Company, the Subsidiaries, the PRC Subsidiaries or the Operating Companies, except as described in the Prospectus.

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

                                 SIGNATURE PAGE

The Common Seal of                          )
TOM ONLINE INC.                             )
was hereunto affixed in                     )
the presence of:                            )






The Common Seal of                          )
TOM GROUP LIMITED                           )
was hereunto affixed in                     )
the presence of:                            )






SIGNED by                                   )
duly authorised for and on behalf of        )
CITIGROUP GLOBAL MARKETS                    )
ASIA LIMITED                                )
in the presence of:                         )






SIGNED by                                   )
duly authorised for and on behalf of        )
MORGAN STANLEY DEAN                         )
WITTER ASIA LIMITED                         )
in the presence of:                         )






SIGNED by                                   )
duly authorised for and on behalf of        )
CITIGROUP GLOBAL MARKETS                    )
ASIA LIMITED                                )
as the duly authorised attorney             )
of each of the Hong Kong Underwriters       )
listed in Schedule 1 (other than itself)    )
in the presence of:                         )

                                       56